                                                                    EXHIBIT 10.3


                                              [EXECUTION COPY]


                                 $1,300,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT


                                  dated as of


                                October 15, 1997


                                     among


                       Metro-Goldwyn-Mayer Studios Inc.,


                          Orion Pictures Corporation,


                           The Lenders Listed Herein,


                         The L/C Issuers Named Herein,


                   Morgan Guaranty Trust Company of New York,
                                    as Agent


                                      and


            Bank of America National Trust and Savings Association,
                              as Syndication Agent

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE 1
---------
               Definitions
               -----------
Section 1.01.  Definitions...................................................   1
Section 1.02.  Accounting Terms and Determinations...........................  28
Section 1.03.  Classes and Types of Loans and Borrowings.....................  28

ARTICLE 2
---------
               The Credits
               -----------
Section 2.01.  Commitments to Lend...........................................  29
Section 2.02.  Method of Borrowing...........................................  33
Section 2.03.  Notes.........................................................  34
Section 2.04.  Maturity of Loans; Mandatory Prepayments; Certain
                Commitment Reductions........................................  35
Section 2.05.  Interest Rates................................................  41
Section 2.06.  Fees..........................................................  42
Section 2.07.  Optional Termination or Reduction of Commitments
Section 2.08.  Method of Electing Interest Rates.............................  43
Section 2.09.  Mandatory Termination of Commitments..........................  45
Section 2.10.  Optional Prepayments..........................................  45
Section 2.11.  General Provisions as to Payments.............................  46
Section 2.12.  Funding Losses................................................  46
Section 2.13.  Computation of Interest and Fees..............................  47
Section 2.14.  Letters of Credit.............................................  47

ARTICLE 3
---------
               Conditions
               ----------
Section 3.01.  Effective Date................................................  50
Section 3.02.  Consequences of Effectiveness.................................  53
Section 3.03.  Borrowings and Issuances of Letters of Credit.................  53

ARTICLE 4
---------
               Representations and Warranties
               ------------------------------
Section 4.01.  Corporate Existence and Power.................................  54
Section 4.02.  Corporate and Governmental Authorization; No Contravention....  54
Section 4.03.  Binding Effect................................................  55
Section 4.04.  Financial Information; Information Memorandum.................  55
Section 4.05.  Litigation....................................................  56

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                                                                            PAGE
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Section 4.06.  Compliance with ERISA.........................................  56
Section 4.07.  Environmental Compliance......................................  57
Section 4.08.  Taxes.........................................................  57
Section 4.09.  Subsidiaries..................................................  58
Section 4.10.  Regulatory Restrictions on Borrowing..........................  58
Section 4.11.  Full Disclosure...............................................  58
Section 4.12.  Intellectual Property.........................................  58
Section 4.13.  Collateral Documents..........................................  59
Section 4.14.  Solvency......................................................  59

ARTICLE 5
---------
               Covenants
               ---------
Section 5.01.  Information...................................................  59
Section 5.02.  Payment of Obligations........................................  62
Section 5.03.  Maintenance of Property; Insurance............................  62
Section 5.04.  Conduct of Business and Maintenance of Existence..............  63
Section 5.05.  Compliance with Laws..........................................  63
Section 5.06.  Inspection of Property, Books and Records.....................  63
Section 5.07.  Mergers and Sales of Assets; Licensing Agreements.............  64
Section 5.08.  Use of Proceeds...............................................  65
Section 5.09.  Negative Pledge...............................................  65
Section 5.10.  Limitation on Debt............................................  68
Section 5.11.  Adjusted EBITDA to Cash Interest Expense......................  69
Section 5.12.  Total Borrowed Funds to Adjusted EBITDA.......................  70
Section 5.13.  Total Borrowed Funds/Library Cash Flow........................  70
Section 5.14.  Maximum Capital Expenditures..................................  71
Section 5.15.  Minimum Combined Adjusted Net Worth...........................  72
Section 5.16.  Operating Lease Payments......................................  72
Section 5.17.  Restricted Payments...........................................  72
Section 5.18.  Investments...................................................  74
Section 5.19.  Transactions with Affiliates..................................  76
Section 5.20.  Limitation on Restrictions Affecting Subsidiaries.............  77
Section 5.21.  MGM Debt......................................................  78
Section 5.22.  Hedging Facilities............................................  78
Section 5.23.  Further Assurances............................................  78
Section 5.24.  Minimum Number of Films.......................................  80

ARTICLE 6
---------
               Defaults
               --------
Section 6.01.  Events of Default.............................................  80

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Section 6.02.  Notice of Default.............................................  84
Section 6.03.  Cash Cover....................................................  84

ARTICLE 7
---------
               The Agents
               ----------
Section 7.01.  Appointment and Authorization.................................  85
Section 7.02.  Agents and Affiliates.........................................  85
Section 7.03.  Action by Agents..............................................  85
Section 7.04.  Consultation with Experts.....................................  85
Section 7.05.  Liability of Agents...........................................  85
Section 7.06.  Indemnification...............................................  86
Section 7.07.  Credit Decision...............................................  86
Section 7.08.  Successor Agents..............................................  87
Section 7.09.  Agents' Fees..................................................  87
Section 7.10.  Arrangers.....................................................  87

ARTICLE 8
---------
               Change in Circumstances
               -----------------------
Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......  87
Section 8.02.  Illegality....................................................  88
Section 8.03.  Increased Cost and Reduced Return.............................  88
Section 8.04.  Taxes.........................................................  90
Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar Loans....  92
Section 8.06.  Substitution of Lender........................................  92

ARTICLE 9
---------
               Guaranty
               --------
Section 9.01.  The Guaranty..................................................  93
Section 9.02.  Guaranty Unconditional........................................  93
Section 9.03.  Discharge Only upon Payment in Full; Reinstatement In
                Certain Circumstances........................................  94
Section 9.04.  Waiver by the Borrowers.......................................  94
Section 9.05.  Subrogation...................................................  94
Section 9.06.  Stay of Acceleration..........................................  95
Section 9.07.  Limitation on the Obligations.................................  95

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ARTICLE 10
----------
                Miscellaneous
                -------------
Section 10.01.  Notices......................................................  95
Section 10.02.  No Waivers...................................................  96
Section 10.03.  Expenses; Indemnification....................................  96
Section 10.04.  Sharing of Set-offs..........................................  97
Section 10.05.  Amendments and Waivers; Release of Guarantors
                 or Collateral...............................................  97
Section 10.06.  Successors and Assigns.......................................  98
Section 10.07.  Collateral................................................... 101
Section 10.08.  Governing Law; Submission to Jurisdiction.................... 101
Section 10.09.  Counterparts; Integration.................................... 101
Section 10.10.  Waiver of Jury Trial......................................... 101
Section 10.11.  Confidentiality.............................................. 102

                            SCHEDULES AND EXHIBITS

Pricing Schedule
Commitment Schedule
Schedule 1.01         -         Library Films
Schedule 4.05         -         Material Litigation
Schedule 4.09         -         Material Subsidiaries
Schedule 5.09         -         Existing Liens
Schedule 5.10         -         Outstanding Debt
Schedule 5.18         -         Existing Investments
Schedule 5.19         -         Transactional Agreements with Affiliates

Exhibit A             -         Note
Exhibit B             -         Borrower Pledge Agreement
Exhibit C             -         MGM Agreement
Exhibit D             -         Guarantor Pledge Agreement
Exhibit E             -         Borrower and Guarantor Security Agreement
Exhibit F             -         Subsidiary Guaranty Agreement
Exhibit G             -         Opinion of Gibson, Dunn & Crutcher LLP, counsel
                                 for the Obligors
Exhibit H-1           -         Opinion of Davis Polk & Wardwell, special counsel
                                 for the Agents
Exhibit H-2           -         Opinion of Amster, Rothstein & Ebenstein, special
                                 counsel for the Agents
Exhibit I             -         Assignment and Assumption Agreement
Exhibit J             -         Capital Call Agreement
Exhibit K             -         Extension Agreement
Exhibit L             -         Section 8.04(d) Certificate

                     AMENDED AND RESTATED CREDIT AGREEMENT

     AGREEMENT dated as of October 15, 1997 among METRO-GOLDWYN-MAYER STUDIOS INC. (formerly known as Metro-Goldwyn-Mayer Inc.), ORION PICTURES CORPORATION, the LENDERS listed on the signature pages hereof, the L/C ISSUERS named herein, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent.

     MGM Studios (as defined below), certain lenders, the L/C Issuers named therein and Morgan Guaranty Trust Company of New York, as Agent, are parties to a Credit Agreement dated as of October 10, 1996 (as originally in effect and as amended from time to time prior to the Effective Date (as defined below), the "ORIGINAL CREDIT AGREEMENT") under which loans are available to MGM Studios on the terms and conditions set forth therein, and wish to amend the Original Credit Agreement and restate it as so amended, effective upon the satisfaction of the conditions specified in Section 3.01, as provided in this Amended and Restated Credit Agreement (as so amended and restated, and as the same may be amended from time to time after the Effective Date referred to below, this "AGREEMENT"; references to the Agreement include, for periods prior to the Effective Date, the Original Credit Agreement as in effect from time to time), including without limitation by adding Orion (as defined below) as an additional borrower, terminating the Commitments of certain Lenders, adding new Lenders and revising the Commitments of the Lenders all as provided herein.

     The parties hereto therefore agree as follows:


                                   ARTICLE 1
                                  Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ACCEPTING TRANCHE B LENDERS" has the meaning set forth in Section 2.04(f)(iii).

     "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.05(b).

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrowers) duly completed by such Lender.

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls either Borrower (a "CONTROLLING PERSON") or
(ii) any Bond Film Sale-Leaseback Company, any Single Purpose Subsidiary or any other Person (other than any MGM/Orion Company) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Lenders under the Loan Documents, and its successors in such capacity. References herein to "THE AGENTS", "EACH AGENT" and "ANY AGENT" shall refer to both the Agent and the Syndication Agent, or either the Agent or the Syndication Agent, as the context may require.

     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "ARRANGERS" means, collectively, J.P. Morgan Securities Inc. and BancAmerica Securities, Inc., each in its capacity as arranger for the Lenders under the Loan Documents.

     "ASSET SALE" means any sale, lease, license or other disposition (including any such transaction effected by way of merger or consolidation) (any of the foregoing, for purposes of this definition, a "DISPOSITION") by any MGM/Orion Company of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, (ii) dispositions of any right, title or interest in an individual Film (other than any Library Film) or slate of Films (other than any Library Film) or Film Related Asset in the ordinary course of business in connection with any Investment permitted under Section 5.18,
(iii) dispositions of any right, title or interest in an individual Film (other than any Library Film) or slate of Films (other than any Library Film) or Film Related Asset in the ordinary course of business in connection with any financing permitted under Section 5.10(h), (iv) dispositions pursuant to a Sale-Leaseback Transaction, (v) dispositions pursuant to a Licensing Agreement permitted under Section 5.07(d) or (e), (vi) dispositions of inventory, including Film Related Assets, but excluding any Film (including without limitation any Library Film), in the ordinary course of business, (vii) dispositions of any right, title or interest in an individual Film (other than any Library Film) or slate of Films (other than any Library Film) or Film Related Asset in the ordinary course of business pursuant to transactions constituting split-rights deals, coproduction deals or cofinancing deals (as such terms are generally understood in the movie industry on the Effective Date), (viii) dispositions of accounts receivables pursuant to Receivables Financings entered into prior to June 30, 1996, (ix) dispositions to either Borrower or any Guarantor and (x) dispositions of any Film Related Assets, any Film (other than any Library Film) or slate of Films (other than any Library Film) (any of the foregoing, for purposes of this clause (x), a "DISPOSED ASSET") to any Single Purpose Subsidiary for the purpose of permitting such Single Purpose Subsidiary to develop, produce, finance, acquire, distribute or exploit such disposed asset so long as the cash consideration received by the Borrower or the Subsidiary disposing of such disposed asset in any such disposition is at least equal to the amount invested or spent by the MGM/Orion Companies on or prior to the date of such disposition with respect to the development, production, acquisition or financing of such disposed asset (excluding from the calculation of such amount invested or spent overhead and other selling, general and administrative costs); provided that a disposition of assets not excluded by clauses (i) through (x) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and solely to the extent that) the aggregate Net Cash Proceeds from such disposition, when combined with all other such dispositions previously made during such Fiscal Year, exceeds $7,500,000. The description of any transaction as not constituting an "ASSET SALE" does not affect any limitation on such transaction imposed by Article 5 of this Agreement (other than Section 5.07(b)).

     "ASSIGNEE" has the meaning set forth in Section 10.06(c).

     "AVAILABLE REVOLVING COMMITMENT" means, for any Lender, (i) prior to a Qualifying Equity Issuance Date, the lesser of such Lender's Revolving Commitment and such Lender's Revolving Percentage of $400,000,000 and (ii) on and after a Qualifying Equity Issuance Date, such Lender's Revolving Commitment.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Loan which bears interest by reference to the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

     "BASE RATE MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "BOND FILM SALE-LEASEBACK COMPANY" means Seventeen Leasing Corporation and any other Subsidiary that has been established for the sole purpose of engaging in and performing one or more Sale-Leaseback Transactions with respect to one or more Bond Films (as defined in the definition of "Excluded Bond Property" in the Security Agreement), in each case for so long as any such Person does not engage in any business or conduct any activities other than Sale-Leaseback Transactions with respect to one or more Bond Films.

     "BORROWER" means either MGM Studios or Orion, as the context may require, and "BORROWERS" means both of the foregoing (including, in any case as the context may require, such Person with respect to its obligations as guarantor under Article 9).

     "BORROWER PLEDGE AGREEMENT" means the Amended and Restated Borrower Pledge Agreement dated as of the Effective Date between the Borrowers, on the one hand, and the Agent, substantially in the form of Exhibit B, and as further amended from time to time.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CAPITAL CALL AGREEMENT" means the Amended and Restated Capital Call Agreement dated as of the Effective Date among Tracinda, Seven Network, MGM, the Borrowers and the Agent, substantially in the form of Exhibit J hereto, and as further amended from time to time.

     "CLASS" has the meaning set forth in Section 1.03.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "COLLATERAL" means collateral subject to the Collateral Documents.

     "COLLATERAL DOCUMENTS" means the Pledge Agreements, the Security Agreement, any additional pledge agreements, security agreements or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment, laboratory access letters or other instruments or agreements executed pursuant to the foregoing.

     "COMBINED ADJUSTED EBITDA" means for any period (i) Combined Adjusted Net Income for such period plus (ii) to the extent deducted in determining Combined Adjusted Net Income for such period, the sum of the following amounts, in each case determined on a Combined Basis: (x) interest expense, (y) income tax expense and (z) depreciation and amortization (other than amortization of Film costs and participants' share), plus (iii) to the extent not otherwise included in such Combined Adjusted Net Income, distribution fees paid in cash and cash distributions in respect of capital stock actually made during such period by Single Purpose Subsidiaries to, and received by, any Combined Company that is not a Single Purpose Subsidiary, plus (iv) to the extent deducted in determining Combined Adjusted Net Income for such period, (x) the aggregate amount of inherent loss reserves established in such period under Financial Accounting Standard Board Statement No. 53 (as in effect on the Effective Date) ("FASB 53"), in respect of Films initially released or broadcast in such period, (y) amortization of the film cost asset of Library Films, to the extent such amortization is attributable to increases in the book value of such Library Films pursuant to Accounting Principles Board Opinion 16 (as in effect on the Effective Date) (including without limitation such increases prior to the Effective Date) and (z) net losses (or minus net income) of Permitted Joint Ventures allocated to the Borrowers and their respective Consolidated Subsidiaries for such period, minus (v) an amount equal to the positive difference, if any, between (A) pro forma amortization of Film costs for the Combined Companies (other than any Single Purpose Subsidiary) in such period as if no inherent loss reserves with respect to Films initially released or broadcast after January 1, 1998 had been established under FASB 53 and (B) actual amortization of Film costs for the Combined Companies (other than any Single Purpose Subsidiary) in such period, all determined on a Combined Basis. As used in this definition, "PERMITTED JOINT VENTURE" means a Person (other than a Consolidated Subsidiary of either Borrower) (i) the common stock or other equity interests of which are owned at least 20% but not more than 50% by the MGM/Orion Companies and (ii) the Investments in which by the MGM/Orion Companies are permitted under this Agreement.

     "COMBINED ADJUSTED NET INCOME" means for any period (i) the net income of the Combined Companies (other than any Single Purpose Subsidiaries) for such period, determined in any event before payment of any dividends on the Investor Preferred Stock or any other preferred stock plus (ii) to the extent deducted in determining such net income, any Specified Non-Cash Charges minus (iii) any cash payments made by the Combined Companies during such period with respect to items for which any Specified Non-Cash Charges were taken in a prior period, all determined on a Combined Basis minus (or plus) (iv) any extraordinary or other non-recurring gain (or loss) or any gain (or loss) recognized in respect of any asset sale outside of the ordinary course of business.

     "COMBINED ADJUSTED NET WORTH" means at any date (i) the aggregate stockholders' equity of the Combined Companies as reflected on the balance sheet of the Combined Companies at such date (or as the same would be reflected on such balance sheet if such balance sheet were prepared at such date on a Combined Basis) plus (ii) the aggregate amount of Specified Non-Cash Charges taken after September 30, 1996 minus (iii) the aggregate amount of cash payments made by the Combined Companies after September 30, 1996 with respect to items for which any Specified Non-Cash Charges have been taken after September 30, 1996 minus (iv) all amounts that are included as assets on such balance sheet at such date (or as the same would be included on such balance sheet if such balance sheet were prepared at such date) in respect of any Film produced or acquired by either Borrower or any of their respective Consolidated Subsidiaries which Film has not been released within 18 months following the date of completion of principal photography thereof or, if later, the date of acquisition thereof, all determined on a Combined Basis.

     "COMBINED BASIS" has the meaning set forth in Section 1.02

     "COMBINED CAPITAL EXPENDITURES" means for any period the gross additions to property, plant and equipment and other capital expenditures of the Combined Companies determined on a Combined Basis for such period.

     "COMBINED CASH INTEREST EXPENSE" means for any period the cash interest expense of the Combined Companies other than any Single Purpose Subsidiaries, determined on a Combined Basis for such period.

     "COMBINED COMPANIES" means (i) MGM Studios and its Consolidated Subsidiaries and (ii) Orion and its Consolidated Subsidiaries. Unless the context otherwise requires, whenever an amount is to be determined hereunder with respect to the Combined Companies, such amount shall be determined on a Combined Basis.

     "COMBINED NET INCOME" means for any period (i) the net income of the Combined Companies for such period, determined in any event before payment of any dividends on the Investor Preferred Stock or any other preferred stock plus
(ii) to the extent deducted in determining such net income, any Specified Non-Cash Charges minus (iii) any cash payments made by the Combined Companies during such period with respect to items for which any Specified Non-Cash Charges were taken in a prior period, all determined on a Combined Basis.

     "COMMITMENT" means a Term Commitment, a Revolving Commitment or a Swing Loan Commitment, and "COMMITMENTS" means any combination of the foregoing.

     "COMMITMENT FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

     "COMMITMENT SCHEDULE" means the Schedule attached hereto identified as such.

     "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes either Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

     "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; unless otherwise specified, "CONSOLIDATED SUBSIDIARY" means a Consolidated Subsidiary of either Borrower.

     "CREDIT EXPOSURE" for any Lender at any time means the sum of (i) such Lender's Revolving Commitment at such time or, if the Revolving Commitments shall have been terminated, the sum, determined at such time, of (x) the aggregate outstanding principal amount of such Lender's Revolving Loans plus (y) such Lender's Percentage of the outstanding principal amount of the Swing Loans plus (z) such Lender's Letter of Credit Liabilities plus (ii) the aggregate outstanding principal amount of such Lender's Term Loans at such time.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles (including without limitation any such obligations under Sale-Leaseback Transactions to the extent that such obligations are capitalized in accordance with generally accepted accounting principles), (v) all non-contingent obligations (and, for purposes of Sections 5.09, 6.01(e) and 6.01(f), all contingent obligations) of such Person to reimburse any Lender or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person; provided however, that (x) the "DEBT" of any Person does not include any (A) commitments of such Person in connection with the development, production, acquisition, distribution, exhibition or exploitation of Films, (B) guaranteed payment obligations of such Person of a nature customary in the film industry of such Person under license agreements with respect to the development, production, acquisition, distribution, exhibition or exploitation of Films, (C) obligations of such Person in respect of Profit Participations, Residuals and Deferred Payments payable to other Persons in connection with the development, production, acquisition, distribution, exhibition, exploitation or financing of Films, (D) obligations of such Person in the nature of progress or installment payment obligations with respect to a Film owed to the owner of such Film or cast, crew, writers, distributors, directors, producers, owners of rights, bond companies or similar Persons for such Film, in respect of the deferred purchase price of such Film or rights to such Film, or services in, or in connection with, such Film (in the case of each of (A), (B), (C) and (D) above, to the extent entered into in the ordinary course of business of such Person and not otherwise constituting "DEBT" of a type referred to in clauses (i) or (ii) above), (E) obligations of such Person under performance or completion bonds which have been posted in the ordinary course of business in connection with the development or production of Films or (F) any Guarantee of any obligation referred to in clause (A), (B),
(C), (D) or (E) and (y) for purposes of Section 5.10 and the determination of Total Borrowed Funds, the amount of "DEBT" of any MGM/Orion Company which constitutes "DEBT" solely pursuant to clause (vii) of this definition because such MGM/Orion Company is a partner in a partnership, shall be equal to the principal or face amount of such Debt multiplied by such MGM/Orion Company's percentage interest in such partnership, so long as such partnership is solvent and paying and capable of paying its obligations as they become due.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFERRED PAYMENTS" means deferred payments for services payable to cast, crew, writers, distributors, directors, producers, owners of rights, bond companies or similar Persons or payments to producers or investors, in connection with the development, production, acquisition, distribution or exploitation of Films or Film Related Assets, the amount or payment of which is contingent upon the performance of such Films or Film Related Assets or deferred to a fixed time, tied to the performance of such Film or Film Related Assets or to the achievements of such Person with respect to such Film or Film Related Asset.

     "DEFERRED TRANCHE B UNSCHEDULED PREPAYMENT DATE" has the meaning set forth in Section 2.04(f)(ii).

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Agent.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar

Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Agent.

     "EURO-DOLLAR LOAN" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted London Interbank Offered Rate.

     "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(b).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCESS CASH FLOW" means, for any Fiscal Year, (a) the sum of (x) the amount set forth opposite the caption "NET CASH PROVIDED BY OPERATING ACTIVITIES" plus (or minus) (y) the amount set forth opposite the caption "NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES", in each case as set forth in the statement of cash flows of the Combined Companies for such Fiscal Year minus (b) the aggregate amount of scheduled principal repayments of the Term Loans made pursuant to Sections 2.04(b) and (c) during such Fiscal Year minus (c) the aggregate amount of optional repayments of the Term Loans made pursuant to
Section 2.10 minus (d) the aggregate amount of principal repayments of the Loans made pursuant to Section 2.04(d) with respect to Asset Sales or the receipt of Major Casualty Proceeds to the extent that the proceeds of any such Asset Sale or Major Casualty Proceeds were added in determining the amounts referred to in clauses (a)(x) or (a)(y) above for such Fiscal Year, minus (e) the aggregate amount of scheduled principal payments of other Debt made during such Fiscal Year (including the portion of any payments of Debt described in clause (iv) of the definition thereof that is allocable to principal).

     "EXCESS LICENSING PROCEEDS" means, in respect of any Material New Film Licensing Agreement, the amount by which payments (other than (i) any payment calculated by reference to the production budget or negative cost of a Film (a "PRODUCTION PAYMENT"), (ii) any payment calculated by reference to performance of a Film (a "PERFORMANCE PAYMENT") and (iii) any payment which constitutes an advance with respect to a Production Payment or Performance Payment to be earned within 12 months after the date such advance is paid) (all such nonexcluded payments, "NONCONTINGENT PAYMENTS") received by the MGM/Orion Companies in any transaction year under such Material New Film Licensing Agreement exceeds the sum of (x) the amount of the Noncontingent Payments that would be received by the MGM/Orion Companies in such transaction year if such Noncontingent Payments were made reasonably pro-rata over the period of availability of the Films which are subject to such Material New Film Licensing Agreement plus (y) the greater of (1) 10% of the aggregate amount of all Noncontingent Payments to be made under such Material New Film Licensing Agreement during the term thereof and (2) $12,000,000. As used herein, "MATERIAL NEW FILM LICENSING AGREEMENT" means any Licensing Agreement or series of related Licensing Agreements with respect to Films (other than Library Films) or Film Related Assets (considered as a single agreement for purposes hereof) if the aggregate amount of all payments payable with respect to such Licensing Agreement or series of related Licensing Agreements during the term thereof (in the case of any Performance Payments, as estimated by the relevant Borrower or Borrowers in accordance with their customary practices) exceeds $60,000,000.

     "EXISTING LENDER" means a "Lender" (as such term is defined in the Original Credit Agreement) that is a party to the Original Credit Agreement immediately prior to the effectiveness of this Agreement on the Effective Date.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "FILM RELATED ASSET" means any right in and to any motion picture, television product, literary work, dramatic work or musical work prior to the time any such asset becomes a "FILM".

     "FILMS" means motion pictures including, without limitation, feature films, shorts, television programs, animated programs or other similar product, and the components thereof (whether or not now known or recognized) to which any MGM/Orion Company owns any right, title or interest including, without limitation, (i) the Library Films, (ii) works in progress comprising feature length theatrical motion picture or television projects in principal photography and/or post-production, projects completed but not yet released, and unreleased or completed but undelivered pick-ups, (iii) underlying rights in and to the literary, musical and dramatic and other material associated with or related to or necessary to the exploitation of the works or projects referred to in clauses
(i) or (ii) including, without limitation, copyrights pertaining thereto, (iv) to the extent related to the works or projects referred to in clauses (i) or
(ii), sequel, prequel and remake rights, all rights to novelization, merchandising, character, serialization, games and interactive video, (v) all other ancillary and subsidiary rights throughout the universe related to such works and projects, (vi) all negative and positive film, soundtracks, optical, audio, video and advertising materials and supplies associated with any of such works or projects, and (vii) all contractual and other rights associated with or related to such works or projects and the related ancillary and subsidiary rights whether in any media now known or hereafter developed.

     "FIRST-RUN FEATURE FILMS" means at any date any Films which have not completed their initial theatrical release in the United States at such date.

     "FISCAL QUARTER" means, for either Borrower, a fiscal quarter of such Borrower, each of which shall end on the same date for each Borrower.

     "FISCAL YEAR" means, for either Borrower, a fiscal year of such Borrower, each of which shall end on December 31 of the relevant calendar year.

     "FOREIGN SUBSIDIARY" means any Subsidiary of either Borrower which is not incorporated or organized in the United States or in any State thereof.

     "GROUP OF LOANS" means at any time a group of Loans of the same Class of Loans consisting of (i) all such Loans to the same Borrower that are Base Rate Loans at such time or (ii) all such Loans to the same Borrower that are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such

Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "GUARANTOR" means each Person who has executed the Subsidiary Guaranty, or a supplement thereto as provided in Section 5.23.

     "GUARANTOR PLEDGE AGREEMENT" means the Amended and Restated Guarantor Pledge Agreement dated as of the Effective Date between each Guarantor party thereto and the Agent, substantially in the form of Exhibit D hereto, and as further amended from time to time.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "HEDGING OBLIGATIONS" means all obligations of either Borrower to any Lender or any affiliate of a Lender under (i) any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, (ii) any foreign exchange contract or currency swap agreement or (iii) any similar agreement or arrangement of a type designed to protect either Borrower against fluctuations in interest rates or currency exchange rates.

     "INDEMNITEE" has the meaning set forth in Section 10.03(b).

     "INFORMATION MEMORANDUM" means the confidential descriptive memorandum dated September 1997 furnished to the Lenders in connection with the transactions contemplated by the Loan Documents.

     "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT" means pertaining to a condition of Insolvency.

     "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower delivering such notice may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of the calendar month at the end of such Interest Period;

          (c) if any Interest Period with respect to any Euro-Dollar Term Loan includes a date on which a scheduled payment of principal of such Term Loans is required to be made under Sections 2.04(b) or 2.04(c) but does not end on such date, then (i) the principal amount of each Euro-Dollar Term Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Term Loan shall have an Interest Period determined as set forth above; and

          (d) any Interest Period with respect to any Loan which would otherwise end after the Maturity Date (as in effect on the first day of such Interest Period) with respect to such Loan shall end on such Maturity Date.

     "INVESTMENT" means, with respect to any Person, any investment by such Person in any other Person (including an Affiliate) in the form of direct or indirect loans, Guarantees of Debt or other payment obligations, advances or capital contributions, purchases or other acquisitions for consideration of Debt, equity interests or other securities or warrants, options or other rights to acquire equity interests or other securities and all other items that are classified as investments on the balance sheet of such Person in accordance with generally accepted accounting principles as in effect from time to time or that would be so classified on such balance sheet if such balance sheet were prepared at the relevant time.

     "INVESTORS" means Tracinda and Seven Network.

     "INVESTOR PREFERRED STOCK" means the preferred stock of MGM in an aggregate amount of $500,000,000 purchased by Tracinda and Seven Network on the Original Effective Date.

     "IPO REGISTRATION STATEMENT" means the Registration Statement of MGM for the initial public offering of its common stock (including the exhibits thereto), in the form filed with the Securities and Exchange Commission and as the same may be amended from time to time prior to the Effective Date.

     "L/C ISSUER" means Morgan Guaranty Trust Company of New York and any other Revolving Lender that may agree with the Borrowers to issue letters of credit hereunder (and shall have notified the Agent thereof), in each case as issuer of a letter of credit hereunder.

     "LENDER" means a Term Lender, a Revolving Lender or the Swing Lender and shall include, as the context may require, any L/C Issuer in such capacity.

     "LETTER OF CREDIT" means a letter of credit to be issued hereunder by an L/C Issuer.

     "LETTER OF CREDIT COMMITMENT" means, at any time, the lesser of (x) $25,000,000 and (y) the aggregate Available Revolving Commitments at such time.

     "LETTER OF CREDIT FEE RATE" has the meaning set forth in the Pricing Schedule.

     "LETTER OF CREDIT LIABILITIES" means, for any Revolving Lender and at any time, such Revolving Lender's Revolving Percentage of the sum of (x) the aggregate unreimbursed amount then owing by the Borrowers in respect of amounts drawn under all Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

     "LEVERAGE RATIO" means, on any date, the ratio of (i) Total Borrowed Funds on such date to (ii) Combined Adjusted EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date (or, if greater, solely for any date prior to December 31, 1998 and solely in the case of any determination required for purposes of Section 5.12 and the Pricing Schedule, Combined Adjusted EBITDA for the period from and including January 1, 1998 to and including the last day of the Fiscal Quarter most recently ended on or prior to such date, annualized on a simple arithmetic basis).

     "LIBRARY CASH FLOWS" means for any period the aggregate amount of cash received by the Combined Companies during such period (determined on a Combined Basis) with respect to Films that were Library Films during such period and either (i) were also Library Films on the Effective Date or (ii) have been released by an MGM/Orion Company on or prior to August 31, 1997.

     "LIBRARY FILMS" means the films listed on Schedule 1.01 and all other Films other than (and only for so long as such Films are) First-Run Feature Films.

     "LICENSING AGREEMENTS" means any licensing agreements now outstanding or hereafter executed pursuant to which any MGM/Orion Company grants or licenses to third parties any right, title or interest with respect to any Film Related Asset, any Film or any group of Films, as the same may be amended, supplemented or otherwise modified from time to time.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any MGM/Orion Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "LOANS" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the MGM Agreement, the Capital Call Agreement, the Subsidiary Guaranty and the Collateral Documents.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.05(b).

     "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by any MGM/Orion Company under any insurance policy maintained by either Borrower or any of their respective Subsidiaries covering casualty losses with respect to tangible real or personal property or improvements or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by either Borrower or any of their respective Subsidiaries, in either case only if the amount of such aggregate proceeds or award or other compensation exceeds $10,000,000.

     "MANAGEMENT STOCK INCENTIVE PLAN" means the 1996 Management Stock Option and Bonus Plan of MGM as in effect on the Original Effective Date, and as the same may be amended or replaced on terms substantially as disclosed in the IPO Registration Statement and otherwise substantially as made available to the Lenders prior to the Effective Date.

     "MANCUSO EMPLOYMENT AGREEMENT" means the employment agreement between Frank G. Mancuso and MGM Studios as in effect on the Original Effective Date, and as the same may be amended or replaced on terms substantially as disclosed in the IPO Registration Statement and otherwise substantially as made available to the Lenders prior to the Effective Date.

     "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect upon the assets or liabilities, or the business, financial position or results of operations of the Borrowers and their respective Subsidiaries, taken as a whole;
(ii) prior to the Effective Date, a material adverse effect on the ability of either Borrower or any other Person to consummate the transactions contemplated hereby to occur on the Effective Date; (iii) a material adverse effect on the ability of the Obligors to perform their obligations under this Agreement and the Notes and the other Loan Documents, taken as a whole; or (iv) an adverse effect on the rights and remedies of the Agents and the Lenders under this Agreement and the Notes and the other Loan Documents.

     "MATERIAL SUBSIDIARY" means at any date any Subsidiary of either Borrower, other than (a) any such Subsidiary which has (i) aggregate assets with a fair market value of less than $1,000,000 and (ii) annual revenues of less than $1,000,000, in each case calculated on the basis of the latest financial statements delivered by the Borrowers to the Lenders pursuant to Section 4.04(b), 5.01(a) or 5.01(b), as the case may be and (b) any Bond Film Sale-Leaseback Company.

     "MATURITY DATE" means, (i) with respect to the Tranche A Loans, March 31, 2005, (ii) with respect to the Tranche B Loans, March 31, 2006, (iii) with respect to the Revolving Loans, the Revolver Maturity Date, (iv) with respect to the Swing Loans, the Swing Termination Date and (v) with respect to the Letters of Credit, the Revolver Maturity Date (or, if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day).

     "MGM" means Metro-Goldwyn-Mayer Inc. (formerly known as P&F Acquisition Corp.), a Delaware corporation, and its successors.

     "MGM AGREEMENT" means the Amended and Restated Holdings Agreement dated as of the Effective Date between MGM and the Agent, substantially in the form of Exhibit C hereto, and as further amended from time to time.

     "MGM DEBT" means any Debt issued by MGM.

     "MGM DEBT INCURRENCE" means the incurrence by MGM of any MGM Debt, other than (i) the incurrence by MGM of any MGM Debt the proceeds of which are applied to refinance other MGM Debt outstanding immediately prior to the incurrence thereof, (ii) the incurrence by MGM of any MGM Debt owed to either Borrower, but solely to the extent the proceeds of such MGM Debt are applied to pay MGM Expenses permitted by Section 5.17(d) and (iii) the incurrence by MGM of any MGM Debt pursuant to the MGM Management Notes.

     "MGM EXPENSES" has the meaning set forth in Section 5.17(d).

     "MGM MANAGEMENT NOTES" has the meaning set forth in the MGM Agreement.

     "MGM/ORION COMPANY" means either Borrower or any of their respective Subsidiaries, and "MGM/ORION COMPANIES" means all or any combination of the foregoing, as the context may require.

     "MGM STUDIOS" means Metro-Goldwyn-Mayer Studios Inc. (formerly known as Metro-Goldwyn-Mayer Inc.), a Delaware corporation, together with its successors.

     "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by any MGM/Orion Company or MGM from or in respect of such Reduction Event (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by such Person in respect of such Reduction Event (including, without limitation, if such Reduction Event constitutes the issuance and sale of securities, underwriters' discounts or commissions and expenses) and
(y) if such Reduction Event is an Asset Sale or the receipt of Major Casualty Proceeds, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale or in respect of which such Major Casualty Proceeds are received and discharged or required to be repaid (and actually so repaid) from the proceeds thereof and (ii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the relevant Borrower or Borrowers, giving effect to the overall tax position of the Borrowers) in respect of such Asset Sale.

     "NOTES" means promissory notes of either Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02(a).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.08(a).

     "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.14(b).

     "OBLIGOR" means each Borrower and each Guarantor.

     "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the introductory paragraphs hereof.

     "ORIGINAL EFFECTIVE DATE" means October 10, 1996.

     "ORION" means Orion Pictures Corporation, a Delaware corporation, together with its successors.

     "ORION CREDIT AGREEMENT" means the Credit Agreement dated as of July 10, 1997 among Orion, the lenders from time to time party thereto, the "L/C Issuers" named therein and Morgan Guaranty Trust Company of New York, as agent, as in effect immediately prior to the Effective Date.

     "PARENT" means, with respect to any Lender, any Person controlling such Lender.

     "PARTICIPANT" has the meaning set forth in Section 10.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which MGM or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" means the Borrower Pledge Agreement or any Guarantor Pledge Agreement.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "PROFIT PARTICIPATION" means the amount, as customarily determined by the Borrowers or either of them, of all obligations (other than Residuals and Deferred Payments) payable by any MGM/Orion Company as compensation for talent or to producers and for similar services in connection with the development, acquisition, production, financing, distribution, exhibition or exploitation of Films or rights with respect thereto, the payment of which is contingent upon or triggered by and payable only to the extent of the receipt by any MGM/Orion Company, as the case may be, of revenues from the exploitation of such Film or such rights.

     "QUALIFYING EQUITY ISSUANCE" means one or more issuances of common stock by, or contributions to the common equity capital of, MGM after the Effective Date to or by a Person other than any MGM/Orion Company, the gross cash proceeds of which are at least $250,000,000 and all of the net cash proceeds of which (determined by deducting from gross cash proceeds only reasonable fees and expenses of such issuance, including reasonable underwriters' or placement agents' discounts, if applicable) are forthwith contributed to the equity capital of one or both Borrowers (which contribution is represented solely by an increase in the equity capital account of MGM or by the issuance to MGM of additional common stock of the Borrowers), and which are represented solely by the increase of the equity capital account of each Person in MGM, or by the issuance of MGM common stock or preferred stock that does not provide for payment of any cash dividends or rights of redemption at the option of the holder thereof prior to 2007.

     "QUALIFYING EQUITY ISSUANCE DATE" means the date of consummation of a Qualifying Equity Issuance.

     "QUARTERLY DATES" means each March 31, June 30, September 30 and
December 31.

     "RECEIVABLES FINANCING" means any receivables securitization program or other type of accounts receivable financing transaction by a Person.

     "REDUCTION AMOUNT" means:

          (i) in respect of any Asset Sale, 100% of the Net Cash Proceeds thereof;

          (ii) in respect of any incurrence by any MGM/Orion Company of any Debt that constitutes a Reduction Event or the receipt of Major Casualty Proceeds that constitutes a Reduction Event, 100% of the Net Cash Proceeds thereof;

          (iii) in respect of any MGM Debt Incurrence, (x) to the extent that the aggregate amount of Net Cash Proceeds with respect to such MGM Debt Incurrence and all other MGM Debt Incurrences consummated prior to or contemporaneously therewith and prior to the earlier of (A) the second anniversary of the Original Effective Date and (B) the Qualifying Equity Issuance Date do not exceed $200,000,000, 50% of the Net Cash Proceeds thereof (the 50% of any such Net Cash Proceeds not so paid solely pursuant to this clause, the "UNPAID PROCEEDS"), (y) if such MGM Debt Incurrence is on or after the Qualifying Equity Issuance Date, an amount equal to the excess (if any) of (I) the aggregate Net Cash Proceeds thereof and of all other MGM Debt Incurrences consummated prior to or contemporaneously therewith and on or after the Qualifying Equity Issuance Date over (II) the Remaining Excluded Amount and (z) in every other instance, 100% of the Net Cash Proceeds thereof (as used in this clause (iii), "REMAINING EXCLUDED AMOUNT" means with respect to any MGM Debt Incurrence, $250,000,000 minus the aggregate Unpaid Proceeds of all previous MGM Debt Incurrences governed by clause (x) above);

          (iv) in respect of Excess Cash Flow (a) for any of the 1997 Fiscal Year, 1998 Fiscal Year or 1999 Fiscal Year (any such Fiscal Year, an "EARLY FISCAL YEAR"), the Applicable Percentage of the amount of Excess Cash Flow for such Early Fiscal Year (any such amount, the "SWEEP AMOUNT") but only if, and solely to the extent that, the Sweep Amount for such Early Fiscal Year plus the positive difference (if any) between (I) the Sweep Amount for each prior Early Fiscal Year (if any) and (II) the aggregate principal amount of the Loans prepaid pursuant to Section

     2.04(d)(i)(B) (if any) in respect of such prior Early Fiscal Years, exceeds $50,000,000 and (b) for any Fiscal Year thereafter, the Applicable Percentage of Excess Cash Flow for such Fiscal Year (as used in this clause
     (iv), "APPLICABLE PERCENTAGE" in respect of any Fiscal Year means 75% or, if the Leverage Ratio on the last day of such Fiscal Year was not greater than 4.5 to 1, 50%); and

          (v) in respect of any certification as to anticipated reinvestment of Major Casualty Proceeds set forth in any Proceeds Certificate being no longer true, 100% of the Net Cash Proceeds from the relevant receipt of Major Casualty Proceeds not invested prior to such date to repair or replace affected assets and (vi) in respect of receipt of Excess Licensing Proceeds, 100% of the amount thereof.

     "REDUCTION EVENT" means (i) any Asset Sale, (ii) the incurrence of any Debt by any MGM/Orion Company (other than Debt permitted under Section 5.10), (iii) any MGM Debt Incurrence, (iv) receipt of Major Casualty Proceeds, unless, within 5 Domestic Business Days after receipt thereof, the Borrower receiving such Major Casualty Proceeds shall have delivered to the Agent a certificate (a "PROCEEDS CERTIFICATE") of the chief financial officer or the chief accounting officer of such Borrower, certifying as to (x) the aggregate amount of such Major Casualty Proceeds and (y) the fact that the MGM/Orion Companies shall invest such Major Casualty Proceeds to repair or replace affected assets with 180 days after receipt thereof, (v) the first day on which any certification made pursuant to any Proceeds Certificate shall cease to be true and (vi) receipt of Excess Licensing Proceeds. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement or any rights of any Lender upon the occurrence of an Event of Default under Article 6 of this Agreement.

     "REFERENCE LENDERS" means the principal London offices of Bank of America National Trust and Savings Association, Societe Generale and Morgan Guaranty Trust Company of New York, and "REFERENCE LENDER" means any one of such Reference Lenders.

     "REFUNDED SWING LOANS" has the meaning set forth in Section 2.01(c).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

     "REQUIRED LENDERS" means at any time Lenders having in the aggregate greater than 50% of the aggregate Credit Exposures at such time.

     "RESIDUALS" means the amount, as reasonably determined by the Borrowers, or either of them, of all obligations (other than Profit Participations and Deferred Payments) payable by any MGM/Orion Company pursuant to guild agreements or other collective bargaining agreements in connection with the development, acquisition, production, financing, distribution, exhibition or exploitation of Films or rights with respect thereto.

     "RESPONSIBLE OFFICER" means, with respect to either Borrower, any senior vice president of such Borrower, and any more senior corporate officer of such Borrower, in any case appointed to such office by the Board of Directors of such Borrower or any committee thereof.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of either Borrower's capital stock (except dividends payable solely in shares of such Borrower's capital stock) or (ii) any payment by any MGM/Orion Company on account of the purchase, redemption, retirement or acquisition of (a) any shares of either Borrower's capital stock or (b) any option, warrant or other right to acquire shares of either Borrower's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "REVOLVER MATURITY DATE" means September 30, 2003 or such later date to which the Revolver Maturity Date shall have been extended pursuant to Section 2.04(a)(ii) (or, if any such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

     "REVOLVING COMMITMENT" means, (i) with respect to each Revolving Lender listed on the Commitment Schedule, the amount set forth opposite the name of such Revolving Lender on the Commitment Schedule under the heading "REVOLVING COMMITMENTS" and (ii) with respect to each Assignee that becomes a Revolving Lender pursuant to Section 10.06(c), the amount of the Revolving Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to Section 10.06(c) or reduced from time to time pursuant to Sections 2.04(d) and 2.07.


     "REVOLVING CREDIT PERIOD" means the period from and including the Original Effective Date to but not including the Revolver Maturity Date.

     "REVOLVING EXPOSURE" means, with respect to each Revolving Lender, at any time, an amount equal to the sum of (i) the aggregate principal amount of the Revolving Loans of such Revolving Lender outstanding at such time, (ii) such Revolving Lender's Revolving Percentage of the aggregate principal amount of the Swing Loans outstanding at such time and (iii) such Revolving Lender's Letter of Credit Liabilities at such time.

     "REVOLVING LENDER" means each Lender identified as a Revolving Lender on the Commitment Schedule, each Assignee which becomes a Revolving Lender pursuant to Section 10.06(c), and their respective successors.

     "REVOLVING LOAN" means a loan made by a Revolving Lender pursuant to
Section 2.01(c).

     "REVOLVING PERCENTAGE" means, with respect to each Revolving Lender, at any time, the percentage that such Revolving Lender's Revolving Commitment constitutes of the aggregate amount of the Revolving Commitments at such time.

     "SALE-LEASEBACK TRANSACTION" means the sale by any MGM/Orion Company of all of its right, title and interest in and to a Film and the retention by, or concurrent reconveyance to such Borrower or such Subsidiary of distribution rights to such Film and an option to repurchase such Film, in consideration of one or more payments by such Borrower or such Subsidiary of amounts having an aggregate discounted present value that is less than the purchase price paid by the purchaser thereof; provided that, concurrently with such reconveyance, such Borrower or such Subsidiary has defeased its obligation to make the aggregate amount of such payments.

     "SECURITY AGREEMENT" means the Amended and Restated Borrower and Guarantor Security Agreement dated as of the Effective Date among the Obligors party thereto and the Agent, substantially in the form of Exhibit E hereto, and as further amended from time to time.

     "SEVEN NETWORK" means Seven Network Limited ("SNL"), an Australian corporation and, for so long as it is a wholly-owned subsidiary of SNL, Miltonstar Pty Ltd., an Australian corporation, and their respective successors.

     "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SINGLE PURPOSE SUBSIDIARY" means at any date any Subsidiary of a Borrower (other than a Foreign Subsidiary) (i) that has been established for the sole purpose of, and does not engage in any business or conduct any activities other than, the development, production, financing, acquisition, distribution or exploitation of any one Film or slate of Films (other than Films that are Library Films determined for this purpose solely at the time of transfer thereof to such Subsidiary) or any Film Related Asset and (ii) no Debt or other obligation of which Subsidiary is Guaranteed or otherwise supported by either Borrower or any other Subsidiary (other than any other Single Purpose Subsidiary) or subjects any asset of either Borrower or any other Subsidiary (other than any other Single Purpose Subsidiary) directly or indirectly, contingently or otherwise, to the satisfaction thereof.

     "SPECIFIED NON-CASH CHARGES" means any non-cash charges with respect to stock options and "BONUS INTERESTS", in each case granted pursuant to the Management Stock Incentive Plan or with respect to stock issued to Frank G. Mancuso under the Mancuso Employment Agreement.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of either Borrower.

     "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty Agreement dated as of the Effective Date between each Guarantor party thereto and the Agent, substantially in the form of Exhibit F hereto, and as further amended from time to time.

     "SWING CREDIT PERIOD" means the period from and including the first Domestic Business Day after the Original Effective Date to but not including the Swing Termination Date.

     "SWING LENDER" means Morgan Guaranty Trust Company of New York, in its capacity as the Swing Lender under the swing loan facility described in Section 2.01(d), and its successors in such capacity.

     "SWING LOAN" means a Loan made by the Swing Lender pursuant to Section 2.01(d).

     "SWING LOAN COMMITMENT" means $10,000,000 or, if less, the aggregate amount of the Available Revolving Commitments.

     "SWING TERMINATION DATE" means the earlier of (i) August 31, 2003 or such later date to which the Swing Termination Date shall have been extended pursuant to Section 2.04(a)(ii) (or, if such day is not a Domestic Business Day, the next preceding Domestic Business Day) and (ii) the date of termination of the Revolving Commitments in their entirety.

     "SWING LOAN REFUND AMOUNT" has the meaning set forth in Section 2.01(e).

     "SYNDICATION AGENT" means Bank of America National Trust and Savings Association in its capacity as syndication agent for the Lenders under the Loan Documents, and its successors in such capacity.

     "TARGET DATE" means the first date on which the Leverage Ratio at the last day of each of the two Fiscal Quarters most recently ended on or prior to such date does not exceed 2.5 to 1.

     "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of any bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by any MGM/Orion Company.

     "TERM COMMITMENT" means a Tranche A Commitment or a Tranche B Commitment.

     "TERM LENDER" means a Tranche A Lender or a Tranche B Lender.

     "TERM LOAN" means a Tranche A Loan or a Tranche B Loan.

     "TERMINATING LENDER" means each Lender that is an Existing Lender but is not a Lender upon the effectiveness of this Agreement on the Effective Date.

     "TOTAL BORROWED FUNDS" means at any date the aggregate amount of Debt of the Combined Companies described in clauses (i) and (ii) and (iv) of the definition of Debt (but excluding (a) any obligations under Sale-Leaseback Transactions which constitute Debt under clause (iv) of the definition thereof,
(b) Debt of any Single Purpose Subsidiary, so long as such Debt complies with the provisions of clause (ii) of the definition of Single Purpose Subsidiary and
(c) the MGM Management Notes), determined on a Combined Basis at such date.

     "TRACINDA" means Tracinda Corporation, a Nevada corporation, and its successors.

     "TRANCHE A COMMITMENT" means, (i) with respect to each Tranche A Lender listed on the Commitment Schedule, the amount set forth opposite the name of such Tranche A Lender on the Commitment Schedule under the heading "TRANCHE A COMMITMENTS" and (ii) with respect to each Assignee that becomes a Tranche A Lender pursuant to Section 10.06(c), the amount of the Tranche A Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to Section 10.06(c) or reduced from time to time pursuant to Section 2.04(d) and 2.07.

     "TRANCHE A LENDER" means each Lender identified as a Tranche A Lender on the Commitment Schedule, each Assignee which becomes a Tranche A Lender pursuant to Section 10.06(c), and their respective successors.

     "TRANCHE A LOAN" means a loan made by a Tranche A Lender pursuant to
Section 2.01(a).

     "TRANCHE B COMMITMENT" means, (i) with respect to each Tranche B Lender listed on the Commitment Schedule, the amount set forth opposite the name of such Tranche B Lender on the Commitment Schedule under the heading "TRANCHE B COMMITMENTS" and (ii) with respect to each Assignee that becomes a Tranche B Lender pursuant to Section 10.06(c), the amount of the Tranche B Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to Section 10.06(c) or reduced from time to time pursuant to Sections 2.04(d) and 2.07.

     "TRANCHE B LENDER" means each Lender identified as a Tranche B Lender on the Commitment Schedule, each Assignee which becomes a Tranche B Lender pursuant to Section 10.06(c), and their respective successors.

     "TRANCHE B LOAN" means a loan made by a Tranche B Lender pursuant to
Section 2.01(b).

     "TRANCHE B PREPAYMENT NOTICE" has the meaning set forth in Section 2.04(f)(i).

     "TRANCHE B UNSCHEDULED PREPAYMENT" has the meaning set forth in Section 2.04(f)(i).

     Each of "TRANCHE C", "TRANCHE C COMMITMENT", "TRANCHE C LOANS" and "TRANCHE C REQUEST" has the meaning set forth in Section 2.01(i).

     "TV DISTRIBUTION VENTURE" means a Person (other than a Subsidiary of either Borrower) (i) the common stock or other equity interests of which are owned at least 20% but not more than 50% by the MGM/Orion Companies and (ii) that is principally engaged in the distribution, exhibition or exploitation of Films and other motion pictures, feature films, shorts, televisions programs and animated programs.

     "TYPE" has the meaning set forth in Section 1.03.

     "UIP" means United International Pictures B.V., a Netherlands entity, and its successors.

     "UNSCHEDULED PREPAYMENT DATE" has the meaning set forth in Section 2.04(f)(i).

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "WHV" means Warner Home Video, a division of Time Warner Entertainment, L.P., and its successors.

     "WHV AGREEMENT" means the Video Rights Agreement between MGM Studios and WHV, dated as of November 1, 1990, as amended up to but excluding the Effective Date, a true and correct copy of which as in effect on the Effective Date has been delivered to the Agent, and as may be further amended from time to time on terms that are in the aggregate not materially less favorable to the MGM/Orion Companies or to the interests of the Lenders under the Loan Documents (in each case as determined in good faith by a senior officer of MGM Studios) than the terms thereof as in effect on the Effective Date.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified in the immediately succeeding sentence or otherwise herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants) with the most recent financial statements of the Combined Companies delivered to the Lenders ("GAAP"); provided that, if the Borrowers notify the Agent that the Borrowers wish to amend any covenant in Article 5 or any related definition to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrowers that the Required Lenders wish to amend Article 5 or any related definition for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders. The term "COMBINED BASIS", when used with respect to the determination of any amount, means that such amount is to be determined by combining (i) the relevant amount determined with respect to MGM Studios and its Consolidated Subsidiaries on a consolidated basis and (ii) the relevant amount determined with respect to Orion and its Consolidated Subsidiaries on a consolidated basis, all in accordance with GAAP. Unless the context otherwise requires, whenever an amount herein is expressly to be determined with respect to the Combined Companies, such amount shall be determined on a Combined Basis.

     Section 1.03. Classes and Types of Loans and Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by "CLASS" and by "TYPE". The "CLASS" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans or of a Group of such Loans) refers to the determination whether such Loan is a Tranche A Loan, Tranche B Loan, a Revolving Loan or a Swing Loan, each of which constitutes a Class. The "TYPE" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "TRANCHE B EURO-DOLLAR LOAN") indicates that such Loan is both a Tranche B Loan and a Euro-Dollar Loan (or that such Borrowing or Group of Loans is comprised of such Loans).



                                   ARTICLE 2

                                  The Credits

     Section 2.01. Commitments to Lend. (a) Tranche A Loans. Each Tranche A Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single loan to each Borrower on the Effective Date in an aggregate amount (after giving effect to any simultaneous repayments of such Lender's Tranche A Loans on the Effective Date) not to exceed such Tranche A Lender's Tranche A Commitment. The Borrowings of each Borrower pursuant to this subsection shall be made from the several Tranche A Lenders ratably in proportion to their respective Tranche A Commitments; provided, that the failure of any Tranche A Lender to fulfill its obligation to make a Tranche A Loan on the terms and conditions set forth in this Agreement shall not excuse any other Tranche A Lender from its obligation to make a Tranche A Loan in an amount up to the amount of such Tranche A Lender's Tranche A Commitment. Loans made pursuant to this subsection are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

     (b) Tranche B Loans. Each Tranche B Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single loan to each Borrower on the Effective Date in an aggregate amount (after giving effect to any simultaneous repayments of such Lender's Tranche B Loans on the Effective
Date) not to exceed such Tranche B Lender's Tranche B Commitment. The Borrowings of each Borrower pursuant to this subsection shall be made from the several Tranche B Lenders ratably in proportion to their respective Tranche B Commitments; provided, that the failure of any Tranche B Lender to fulfill its obligation to make a Tranche B Loan on the terms and conditions set forth in this Agreement shall not excuse any other Tranche B Lender from its obligation to make a Tranche B Loan in an amount up to the amount of such Tranche B Lender's Tranche B Commitment. Loans made pursuant to this subsection are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

     (c) Revolving Loans. During the Revolving Credit Period, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time in amounts such that the Revolving Exposure of such Revolving Lender at such time shall not exceed the amount of its Available Revolving Commitment at such time. Each Borrowing under this subsection shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(c)) and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitments; provided, that the failure of any Revolving Lender at any time to fulfill its obligation to make a Revolving Loan on the terms and conditions set forth in this Agreement shall not in itself excuse any other Revolving Lender from its obligation to make a Revolving Loan. Within the foregoing limits, the Borrowers may borrow under this subsection, prepay Revolving Loans to the extent permitted by Section 2.10 and reborrow at any time during the Revolving Credit Period under this subsection.

     (d) Swing Loans. During the Swing Credit Period, the Swing Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers pursuant to this subsection from time to time in amounts such that at any time (i) the aggregate principal amount of Swing Loans outstanding at such time does not exceed the Swing Loan Commitment and (ii the aggregate Revolving Exposure at such time does not exceed the aggregate amount of the Available Revolving Commitments at such time. Each Borrowing under this subsection shall be in an aggregate principal amount of $1,000,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate amount of the Swing Loan Commitment available in accordance with the immediately preceding sentence). Within the foregoing limits, the Borrowers may borrow under this subsection, prepay Swing Loans to the extent permitted by Section 2.10 and reborrow at any time during the Swing Credit Period under this subsection.

     (e) Conversion of Swing Loans to Revolving Loans. The Swing Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of either Borrower (each of which hereby irrevocably directs the Swing Lender to act on its behalf), on notice given by the Swing Lender no later than 10:30 A.M. (New York City time) on the proposed date of Borrowing for the Revolving Loans referred to below, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount (such amount with respect to each Lender, its "SWING LOAN REFUND AMOUNT") equal to such Revolving Lender's Revolving Percentage of the aggregate principal amount of the Swing Loans (the "REFUNDED SWING LOANS") outstanding on the date of such notice and with respect to which such notice relates, to repay the Swing Lender. Unless any of the events described in clause (g) or (h) of Section 6.01 with respect to the relevant Borrower shall have occurred and be continuing (in which case the procedures of Section 2.01(f) shall apply), each Revolving Lender shall make such Revolving Loan available to the Agent at its address specified in or pursuant to Section 10.01 in immediately available funds, not later than 12:00 Noon (New York City time), on the date specified in such notice. Each such Revolving Loan shall initially be made as a Base Rate Loan. The Agent shall pay the proceeds of such Revolving Loans to the Swing Lender, which shall immediately apply such proceeds to repay Refunded Swing Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Loans so paid shall no longer be outstanding as Swing Loans, shall no longer be due as Swing Loans under the Notes held by the Swing Lender, and shall be due as Revolving Loans under the respective Notes issued to the Revolving Lenders (including the Swing Lender) in accordance with their respective Revolving Percentages.

     (f) Purchase of Participations in Swing Loans. If prior to the time Revolving Loans would have otherwise been made pursuant to Section 2.01(e), one of the events described in clause (g) or (h) of Section 6.01 with respect to the relevant Borrower shall have occurred and be continuing, each Revolving Lender shall, on the date such Revolving Loans were to have been made pursuant to the notice referred to in Section 2.01(e) (the "REFUNDING DATE"), purchase an undivided participating interest in the Swing Loans in an amount equal to such Revolving Lender's Swing Loan Refund Amount. On the Refunding Date, each Revolving Lender shall transfer to the Swing Lender, in immediately available funds, such Lender's Swing Loan Refund Amount, and upon receipt thereof the Swing Lender shall deliver to such Revolving Lender a Swing Loan participation certificate dated the date of the Swing Lender's receipt of such funds and in the Swing Loan Refund Amount of such Revolving Lender.

     (g) Payments on Participated Swing Loans. Whenever, at any time after the Swing Lender has received from any Revolving Lender such Revolving Lender's Swing Loan Refund Amount pursuant to Section 2.01(f), the Swing Lender receives any payment on account of the Swing Loans in which the Revolving Lenders have purchased participations pursuant to Section 2.01(f), the Swing Lender will promptly distribute to each such Revolving Lender its ratable share (determined on the basis of the Swing Loan Refund Amounts of all of the Revolving Lenders) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Lender is required to be returned, such Revolving Lender will return to the Swing Lender any portion thereof previously distributed to it by the Swing Lender.

     (h) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Revolving Lender's obligation to transfer the amount of a Revolving Loan to the Swing Lender as provided in Section 2.01(e) or to purchase a participating interest pursuant to Section 2.01(f) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender, either Borrower or any other Person may have against the Swing Lender or any other Person, (ii the occurrence or continuance of a Default or an Event of Default or the termination or reduction of any Commitments, (ii any adverse change in the condition (financial or otherwise) of either Borrower or any other Person, (iv any breach of this Agreement by either Borrower, any other Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (i) Amendment to Provide for Tranche C Loans. (i) At any time after the Effective Date, if no Default shall then have occurred and be continuing, the Borrowers may in their sole discretion request an amendment of this Agreement to add a new tranche of term loans to be made to one or both Borrowers under this Agreement as "Loans" (such tranche, loans and request, respectively, "TRANCHE

C", the "TRANCHE C LOANS" and the "TRANCHE C REQUEST"). Any proposed Tranche C would provide for not more than $200,000,000 aggregate principal amount of Tranche C Loans, with a final maturity date not earlier than the Maturity Date of the Tranche B Loans and de minimis amortization prior to the final maturity date of such Tranche C Loans, and would provide for payments or offers of payment with respect to Reduction Events that are ratable with or subsequent to payments or offers of payment with respect to Tranche B Loans. The Tranche C Loans would otherwise be pari passu with and treated similarly (including with respect to Collateral) to the other Loans.

          (ii) To make a Tranche C Request, the Borrowers shall send a written notice thereof to the Agent not less than 30 days prior to the proposed effective date of the amendments with respect thereto, setting forth in reasonable detail the proposed aggregate amount of Tranche C Loans, relevant margins with respect thereto, maturity date and amortization schedule and other material information with respect thereto. Upon receipt of such Tranche C Request, the Agent shall cooperate with the Borrowers to prepare a proposed amendment or amendments to this Agreement and any other relevant Loan Document reflecting such Tranche C Request and shall distribute such proposed amendment or amendments to the Lenders, together with an offer to each Lender at such time to assume a commitment with respect to Tranche C Loans (a "TRANCHE C COMMITMENT") ratably in accordance with their respective Credit Exposures at such time (its "PRO RATA SHARE"). If, within the time period specified in such distribution, which shall not in any event be less than five Domestic Business Days, Lenders holding at least 66 2/3% of the aggregate Credit Exposures (or, if at the time of any such request the Leverage Ratio was less than 4.5 to 1 on the last day of the two consecutive Fiscal Quarters then most recently ended, the Required Lenders) approve such proposed amendments (which approval by any Lender may, but shall not be required to, include an agreement by such Lender to assume a Tranche C Commitment in an amount specified in such approval), this Agreement and the relevant Loan Documents will be amended as provided in such proposed amendment or amendments to add Tranche C, and each Lender agreeing to accept a Tranche C Commitment shall be assigned such a commitment in an amount no less than the lesser of (i) its offer and (ii) its Pro Rata Share. If one or more of the existing Lenders declines so to participate, the Borrowers may offer the remaining amounts of the Tranche C Commitments to existing Lenders or new financial institutions (each of which new financial institutions is subject to the prior written approval of the Agent, which shall not be unreasonably withheld), which shall, upon execution by such financial institution and effectiveness of the amendments with respect to Tranche C, become Lenders with a Tranche C

     Commitment in the amount provided in such acceptance. No Lender that does not agree to accept a Tranche C Commitment and execute and deliver any such amendments with respect to Tranche C shall have any obligation to make any Tranche C Loan.

     Section 2.02. Method of Borrowing. (a) The relevant Borrower shall give the Agent notice (a "NOTICE OF BORROWING") (x) not later than 12:00 Noon (New York City time) on (1) the date of each Base Rate Borrowing (other than a Swing Borrowing or a Revolving Borrowing the proceeds of which are to be applied to repay Refunded Swing Loans) and (2) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (y) not later than 12:00 Noon (New York City time) on the date of each Swing Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii)   the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to bear interest initially at a rate based on the Base Rate or at a Euro-Dollar Rate; provided that all Swing Loans shall bear interest at a rate based on the Base Rate; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

In no event shall (i) the total number of Groups of Loans at any one time outstanding exceed 20 or (ii) the total number of Swing Borrowings made in any one calendar week exceed 3.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing (if any) and such Notice of Borrowing shall not thereafter be revocable by such Borrower.

     (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing (or, solely in the case of either a Base Rate Borrowing or a Swing Borrowing, 1:00 P.M. (New York City time)), each Lender (or, in the case of a Swing Borrowing, the Swing Lender) shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. Unless the Agent determines that any applicable condition specified in Article 3 has not
                                                              -
been satisfied, the Agent will make the funds so received from the Lenders available to such Borrower by crediting an account of such Borrower maintained with the Agent and specified by such Borrower prior to the date of such Borrowing or, if no such account has been specified, at the Agent's aforesaid address.

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.03. Notes. (a) The Loans of each Lender to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

     (b) Each Lender may, by notice to either Borrower and the Agent, request that its Loans of a particular Type or Class to such Borrower be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type or Class. Each reference in this Agreement to the "NOTE" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Lender's Notes pursuant to Section 3.01, the Agent shall forward such Notes to such Lender. Each Lender shall record the date, amount, Type and Class of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note of either Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes or any other Loan Document. Each Lender is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     Section 2.04. Maturity of Loans; Mandatory Prepayments; Certain Commitment Reductions. (a) Maturity of Loans.

          (i) Final Maturity. Each Loan of each Class shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Maturity Date for such Class of Loans.

          (ii) Extension of Revolving Credit Period and Swing Credit Period. The Revolver Maturity Date and the Swing Termination Date may each be extended, in the manner set forth in this subsection, on September 30, 2003 and on the first anniversary of such date (an "EXTENSION DATE") for a period of one year after the then current Revolver Maturity Date and Swing Termination Date; provided that the Swing Termination Date shall not be extended on any Extension Date unless the Revolver Maturity Date shall also be extended, in the manner set forth herein, on such Extension Date. If the Borrowers wish to request an extension of the Revolver Maturity Date and Swing Termination Date on any Extension Date, they shall give written notice to that effect to the Agent not less than 90 nor more than 120 days prior to such Extension Date, whereupon the Agent shall notify each of the Revolving Lenders and the Swing Lender of such notice. Each Revolving Lender will respond to such request, whether affirmatively or negatively, within 30 days; provided that any Lender which does not respond to such request within such period shall be deemed to have responded to such request negatively. If all Revolving Lenders and the Swing Lender respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit K duly completed and signed by all of the parties hereto, the Revolver Maturity Date and the Swing Termination Date shall each be extended, effective on such Extension Date, for a period of one year to the date stated in such Extension Agreement.

     (b) Tranche A Scheduled Amortization. In addition, the Borrowers shall repay, and there shall become due and payable, on each date set forth below, an aggregate principal amount of the Tranche A Loans equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to Section 2.04(e) and Section 2.10(d)):


                        DATE              AMOUNT
                        ----              ------
                        09/30/01       $ 15,000,000
                        12/31/01       $ 15,000,000
                        03/31/02       $ 17,500,000
                        06/30/02       $ 17,500,000
                        09/30/02       $ 17,500,000
                        12/31/02       $ 17,500,000
                        03/31/03       $ 25,000,000
                        06/30/03       $ 25,000,000
                        09/30/03       $ 25,000,000
                        12/31/03       $ 25,000,000
                        03/31/04       $ 25,000,000
                        06/30/04       $ 25,000,000
                        09/30/04       $ 25,000,000
                        12/31/04       $ 25,000,000
                        03/31/05       $100,000,000

     (c) Tranche B Scheduled Amortization. In addition, the Borrowers shall repay, and there shall become due and payable, on each date set forth below an aggregate principal amount of the Tranche B Loans equal to the amount set forth below opposite such date (as such amount may be reduced pursuant to Section 2.04(e) and Section 2.10(d)):

                               DATE                      AMOUNT
                        -----------------             -----------
                        Each Quarterly Date
                        from and including
                        09/30/01 through and
                        including 12/31/05            $    750,000
                        3/31/06                       $286,500,000

     (d)  Mandatory Prepayments and Revolving Commitments Reduction.

          (i) In addition, the Loans shall be prepaid and the Revolving Commitments shall be reduced in the following amounts:

               (A) in the event that any Reduction Event shall occur, an amount equal to the Reduction Amount with respect thereto; and

               (B) an amount, for each Fiscal Year ending after December 31, 1996, equal to the Reduction Amount of Excess Cash Flow for such Fiscal Year.

          (ii) Subject to Section 2.04(f) in the case of a prepayment of the Term Loans in part, the prepayments and reductions required by Section 2.04(d)(i)(A) shall be made forthwith upon receipt by any MGM/Orion Company, as the case may be, of such Net Cash Proceeds (or, solely in the case of an incurrence of MGM Debt, upon receipt by MGM of such Net Cash Proceeds); provided that if the Reduction Amount in respect of any Reduction Event is less than $1,000,000, such prepayment or reduction shall be made upon receipt of proceeds such that, together with all other such amounts not previously applied, the Reduction Amount is equal to at least $1,000,000 and provided further, that, at the election of the Borrowers, if the amount of any such prepayment to be made exceeds the amount of Base Rate Loans then outstanding, such excess amount shall be deposited in escrow pursuant to arrangements in form and substance satisfactory to the Agent, and such excess shall not be required to be prepaid until the last day of the Interest Periods relating to outstanding Euro-Dollar Loans in an aggregate principal amount equal to or greater than such excess amount unless an Event of Default has occurred and is continuing or the Required Lenders otherwise determine in their sole discretion and so notify the Borrowers. Subject to Section 2.04(f), the prepayments and reductions required by clause (i)(B) of this subsection shall be made on or before the 105th day after the end of the related fiscal year. The Borrowers shall give the Agent at least five Euro-Dollar Business Days' notice of each prepayment required pursuant to this subsection.

     (e) Application of Prepayments, Repayments and Revolving Commitment Reductions.

          (i)  The prepayments and reductions required pursuant to subsection
     (d) shall be effected in the following order: first, the Borrowers shall prepay the Term Loans until the Term Loans have been paid in full (subject to Section 2.04(f) in the case of a prepayment of the Term Loans in part), second, the Revolving Commitments shall be reduced and third, solely if such prepayment is to be made after the Revolving Credit Period, the Borrowers shall prepay Revolving Loans until the Revolving Loans have been paid in full.

          (ii) Subject to Section 2.04(f), each prepayment of the Term Loans made by the Borrowers pursuant to subsection (d) shall be allocated pro rata on the basis of principal amount between the then outstanding Tranche A Loans and Tranche B Loans.

          (iii) If on the date of any reduction of the Revolving Commitments pursuant to subsection (d) the aggregate Revolving Exposure on such date exceeds the aggregate Available Revolving Commitments on such date, the Borrowers shall apply an amount equal to such excess to prepay the Revolving Credit Loans or Swing Loans (or both) and/or cash collateralize Letters of Credit so that after giving effect thereto the Revolving Exposure of each Revolving Lender does not exceed its Revolving Credit Commitment as then reduced. Amounts to be applied pursuant to the preceding sentence shall be applied first to repay the principal amount of the Swing Loans then outstanding until all such Swing Loans shall have been repaid in full, second to repay the principal amount of the Revolving Credit Loans then outstanding until all such Revolving Credit Loans shall have been repaid in full and third if any excess then remains such excess shall be deposited in the Cash Collateral Account established pursuant to
     Section 6(C) of the Security Agreement to be held, applied or released for application as provided in the Security Agreement. In determining Revolving Exposure for purposes of this clause (iii), Letter of Credit Liabilities shall be reduced to the extent that they are cash collateralized as contemplated by the previous sentence.

          (iv) Subject to clause (ii) of this subsection, each repayment or prepayment of Loans of any Class made by either Borrower pursuant to this Section shall be applied to such Group or Groups of Loans of such Class as such Borrower may designate in the applicable Notice of Borrowing or Notice of Interest Rate Election (or, failing such designation, as determined by the Agent), and, except as provided in subsection (f) with respect to Tranche B Loans, shall be applied to repay ratably the Loans of such Class of the several Lenders included in such Group or Groups.

          (v) The amount of any prepayment of the Term Loans made by the Borrowers pursuant to subsection (d) (other than as a result of any event set forth clause (i), (iv), (v) or (vi) of the definition of "Reduction Event") shall be applied to reduce the amount of subsequent scheduled repayments of the Term Loans pursuant to subsections (b) or (c) above, as the case may be, in inverse order of maturity. The amount of any prepayment of the Term Loans made by the Borrowers pursuant to subsection (d) as a result of any event set forth clause (i), (iv), (v) or (vi) of the definition of "Reduction Event" shall be applied to reduce the amount of subsequent scheduled repayments of the Term Loans pursuant to subsections (b) or (c) above, as the case may be, ratably to all remaining amortization payments.

     (f)  Option of Tranche B Lenders Not to Accept Prepayments.

          (i) The Borrowers shall (x) at least one Domestic Business Day prior to any date (an "UNSCHEDULED PREPAYMENT DATE") on which any prepayment of the Tranche B Loans (a "TRANCHE B UNSCHEDULED PREPAYMENT"), other than a prepayment of the Tranche B Loans in whole, would, but for the provisions of this subsection (f), otherwise have been made pursuant to
     Section 2.04(d) or 2.10(a), deliver a notice conforming to the requirements of subsection (f)(ii) (a "TRANCHE B PREPAYMENT NOTICE") to the Agent and (y) on or prior to such Unscheduled Prepayment Date, deposit in the Tranche B Prepayment Account established pursuant to Section 6(A) of the Security Agreement an amount equal to the principal amount that would have been payable by the Borrowers pursuant to Section 2.04(d) or 2.10(a) on such Unscheduled Prepayment Date in respect of such Tranche B Unscheduled Prepayment. Such Tranche B Unscheduled Prepayment shall not occur on such Unscheduled Payment Date but shall instead be deferred as hereinafter provided in this subsection (f). Upon receipt of any Tranche B Prepayment Notice, the Agent shall promptly notify each Tranche B Lender of the contents hereof.

          (ii) Each Tranche B Prepayment Notice shall be in writing, shall refer to this Section 2.04(f) and shall (w) set forth the amount of the Tranche B Unscheduled Prepayment and the prepayment that the applicable Tranche B Lender will be entitled to receive if it accepts prepayment of its Tranche B Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (each such date, a "DEFERRED TRANCHE B UNSCHEDULED PREPAYMENT DATE"), which shall not be less than 20 days or more than 25 days after the date of such Tranche B Prepayment Notice, the Tranche B Loans of such Tranche B Lender by an aggregate principal amount equal to such Tranche B Lender's ratable share of such Tranche B Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Tranche B Loan as a proportion of the aggregate outstanding principal amount of the Tranche B Loans of all of the Tranche B Lenders), (y) request such Tranche B Lender to notify the Borrowers and the Agent in writing, no later than the fifth Domestic Business Day prior to the Deferred Tranche B Unscheduled Prepayment Date, of such Tranche B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Tranche B Lender that the failure by such Tranche B Lender to reject such offer in writing on or before the fifth day prior to such Deferred Tranche B Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer. Each Tranche B Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Agent and each Tranche B Lender as provided in Section 10.01.


          (iii) On each Deferred Tranche B Unscheduled Prepayment Date, the Agent shall withdraw from the Tranche B Prepayment Account the aggregate amount required to prepay the Tranche B Loans of each of the Tranche B Lenders that shall have accepted (or been deemed to have accepted) prepayment in accordance with the related Tranche B Prepayment Notice (each, an "ACCEPTING TRANCHE B LENDER") and shall cause such amount to be applied on behalf of the Borrowers to prepay the outstanding Tranche B Loans of the Accepting Tranche B Lenders.

          (iv) Any amount remaining in the Tranche B Prepayment Account on any Deferred Tranche B Unscheduled Prepayment Date after giving effect to the prepayments required by clause (iii) above (exclusive of any interest or profits with respect to amounts held in the Tranche B Prepayment Account) shall be withdrawn and applied by the Agent (x) to prepay the principal of the then outstanding Tranche B Loans of the Accepting Tranche B Lenders and, if the Borrowers so elect, the then outstanding Tranche A Loans, in each case ratably in proportion to their then outstanding principal amounts (including the Tranche A Loans only if the Borrowers so elect), and/or (y) after all Term Loans have been repaid, to reduce the Revolving Credit Commitments, all in accordance with subsection (d) above or Section 2.10(a), as applicable.


     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due or is converted into a Euro-Dollar Loan, at a rate per annum equal to the sum of (x) the Base Rate Margin plus (y) the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, from and including the first day thereof to but excluding the last day thereof, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and, with respect to the principal amount of any Euro-Dollar Loan converted to a Base Rate Loan, on each date a Euro-Dollar Loan is so converted.

     The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member Lender of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Lenders are offered to such Reference Lender in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in Section 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due.

     (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Lender agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Lender does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.


     Section 2.06. Fees. (a) During the Revolving Credit Period, the Borrowers shall pay to the Agent for the account of each Revolving Lender a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which such Revolving Lender's Revolving Commitment exceeds the sum of (x) the aggregate outstanding principal amount of its Revolving Loans and (y) its Letter of Credit Liabilities. Such commitment fee shall accrue from and including the Effective Date to but excluding the date of termination of the Revolving Commitments in their entirety.

     (b) The Borrowers shall pay to the Agent (i) for the account of the Revolving Lenders ratably in proportion to their Revolving Commitments a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the Letter of Credit Fee Rate (determined in accordance with the Pricing Schedule) and (ii for the account of each L/C Issuer a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such L/C Issuer at a rate per annum equal to 1/4 of 1%.

     (c) Accrued fees under Sections 2.06(a) and (b) shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date of termination of the Revolving Commitments in their entirety

(and, if later, the date on which the aggregate Letter of Credit Liabilities shall have been reduced to $0).

     Section 2.07. Optional Termination or Reduction of Commitments. During the Revolving Credit Period the Borrowers may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Revolving Commitments at any time, if no Revolving Loans, no Swing Loans or Letter of Credit Liabilities are outstanding at such time or (ii ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Revolving Commitments in excess of the aggregate Revolving Exposure at such time.

     Section 2.08. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall initially be of the Type specified by the relevant Borrower in the applicable Notice of Borrowing, subject to the limitations set forth in
Section 2.02. Thereafter, the relevant Borrower may from time to time elect to change or continue the Type of Loans in each Group of Loans (other than any Group of Loans which are Swing Loans), subject in each case to the provisions of
Article 8, as follows:

          (i) if such Loans are Base Rate Loans, such Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; provided that no Base Rate Loans shall be converted to Euro-Dollar Loans if at the time such conversion is to be effective, an Event of Default has occurred and is continuing; and

          (ii) if such Loans are Euro-Dollar Loans, such Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or to continue such Loans as Euro-Dollar Loans for an additional Interest Period as of any Euro-Dollar Business Day, subject to Section 2.12 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; provided that no Euro-Dollar Loans shall be continued as Euro-Dollar Loans if at the time such continuation is to be effective, an Event of Default has occurred and is continuing.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000. If no Notice of Interest Election is timely received prior to the end of an Interest Period for any Group of Loans, such Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period. In no event shall the total number of Groups of Loans at any time outstanding exceed 20.

     (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, subject to the provisos set forth in Sections 2.08(a(i) and 2.08(a)(ii);

          (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from either Borrower pursuant to Section 2.08(a), the Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by such Borrower.

     (d) An election by either Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "BORROWING" subject to the provisions of Section 3.03.

     Section 2.09. Mandatory Termination of Commitments. (a) Term Commitments. The Tranche A Commitments and Tranche B Commitments shall terminate at the close of business on the Effective Date.

     (b) Revolving Commitments. The Revolving Commitments shall terminate on the Revolver Maturity Date.

     (c) Swing Loan Commitment. The Swing Loan Commitment shall terminate on the Swing Termination Date.

     Section 2.10. Optional Prepayments. (a) Subject, in the case of any Borrowing of Euro-Dollar Loans to Section 2.12 and, in the case of any Borrowing of Tranche B Loans, to Section 2.04(f), either Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 (or, solely in the case of any Group of Loans which are Swing Loans, $1,000,000) or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with, in the case of a prepayment of Euro-Dollar Loans, accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by such Borrower.

     (c) Subject to Section 2.04(f), each prepayment of the Term Loans made by either Borrower pursuant to this Section 2.10 shall be allocated pro rata on the basis of principal amount between the then outstanding Tranche A Loans and Tranche B Loans.

     (d) Each prepayment of the Term Loans of either Class made by either Borrower pursuant to this Section shall be applied as follows: first, to reduce the amount of the subsequent scheduled repayments of the Term Loans (if any) of such Class to be made within 180 days of the date such prepayment is made in forward order until such amount shall have been paid in full and thereafter to reduce the amount of subsequent scheduled repayments to the Term Loans of such Class in inverse order of maturity.

     Section 2.11. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of Letter of Credit Liabilities and of fees hereunder (other than fees payable directly to any L/C Issuer), not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base Rate Loans or of Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due from such Borrower to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.12. Funding Losses. If either Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if either Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02(a), 2.04(d), 2.08 or 2.10, such Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or, without duplication, by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Lender shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.14. Letters of Credit. (a) Subject to the terms and conditions hereof, each L/C Issuer agrees to issue letters of credit hereunder from time to time before the tenth day before the Revolver Maturity Date upon the request of either Borrower (the "LETTERS OF CREDIT"); provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii the aggregate amount of the Revolving Exposures shall not exceed the aggregate amount of the Available Revolving Commitments. Upon the date of issuance by an L/C Issuer of a Letter of Credit, the L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from the L/C Issuer, a participation in such Letter of Credit and all of the related Letter of Credit Liabilities pro rata to their respective Revolving Percentages.

     (b) The relevant Borrower shall give the L/C Issuer notice at least three Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension or renewal of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of Issuance, the L/C Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Revolving Lender of the contents thereof and of the amount of such Revolving Lender's participation in such Letter of Credit. The issuance by the L/C Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.03, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the L/C Issuer and that such Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the L/C Issuer shall have reasonably requested. Such Borrower shall also pay to the L/C Issuer for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between such Borrower and the L/C Issuer. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the L/C Issuer, the L/C Issuer shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term extending or be extendible beyond the date which is ten days prior to the Revolver Maturity Date.

     (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Agent and the Agent shall promptly give notice (a "DRAW NOTICE") to such Borrower and each Revolving Lender as to the amount to be paid as a result of such demand or drawing and the payment date. Upon receipt of a Draw Notice by such Borrower, such Borrower shall be irrevocably and unconditionally obligated to reimburse the L/C Issuer for any amounts paid by the L/C Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind on the second Domestic Business Day following the date of receipt. Regardless of if and when a Draw Notice is given to or received by such Borrower, all such amounts paid by the L/C Issuer and remaining unpaid by such Borrower shall bear interest, payable on demand, for each day from and including the date of payment by the L/C Issuer until paid at a rate per annum equal to (x) to but not including the due date determined in accordance with the preceding sentence, the rate applicable to Base Rate Loans for such day and (y) on and after such due date, the sum of 2% plus the rate applicable to Base Rate Revolving Loans for such day. In addition, each Revolving Lender will pay to the Agent, for the account of the L/C Issuer, immediately upon the L/C Issuer's demand at any time during the period commencing after such drawing until reimbursement therefor in full by such Borrower, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the L/C Issuer demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at the Federal Funds Rate. The L/C Issuer will pay to each Revolving Lender ratably all amounts received from such Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Revolving Lender has made payment to the L/C Issuer in respect of such Letter of Credit pursuant hereto.

     (d) The obligations of the Borrowers and each Revolving Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (iv) the existence of any claim, set-off, defense or other rights that either Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the L/C Issuer) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (vi) payment under a Letter of Credit against presentation to the L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit; or

          (vii) any other act or omission to act or delay of any kind by any Lender (including the L/C Issuer ), any Agent or any other Person, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of either Borrower's or the Lender's obligations hereunder.

Nothing in this subsection (d) is intended to limit the right of either Borrower to make a claim against the L/C Issuer for damages as contemplated by the proviso to the first sentence of subsection (e).

     (e) Each Borrower hereby indemnifies and holds harmless each L/C Issuer and the Agents (and, to the extent any other Lender shall have contributed toward or indemnified against any such claim, damage, loss, liability, cost or expense, incurred by an L/C Issuer or the Agents, each such other Lender) from and against any and all claims, damages, losses, liabilities, costs or expenses which it may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the L/C Issuer may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to such L/C Issuer hereunder), and none of the Lenders (including an L/C Issuer) nor the Agents nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii any error in interpretation of technical terms, (ii any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv any consequences arising from causes beyond the control of the L/C Issuer, including without limitation any government acts, or (v) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that no Borrower shall be required to indemnify any Lender for any claims, damages, losses, liabilities, costs or expenses, and each Borrower shall have a claim against the L/C Issuer for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the L/C Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the L/C Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of either Borrower under any other provision of this Agreement. To the extent the Borrowers do not indemnify an L/C Issuer as required by this subsection, the Revolving Lenders agree to do so ratably in accordance with their Revolving Commitments.



                                   ARTICLE 3

                                  Conditions

     Section 3.01. Effective Date. This Agreement shall become effective on the date when each of the following conditions shall have been satisfied:

     (a) the Agent shall have received from each of the parties listed on the signature pages hereof either a counterpart hereof signed by such party or facsimile or other written confirmation satisfactory to the Agent confirming that such party has signed a counterpart hereof;

     (b) the Agent shall have received a duly executed Note of each Borrower for the account of each Lender dated on or before the Effective Date and complying with the provisions of Section 2.03;

     (c) the Agent shall have received an opinion of Gibson Dunn & Crutcher LLP, special counsel for the Obligors, substantially in the form of Exhibit G and dated the Effective Date;

     (d) the Agent shall have received an opinion of each of (i) Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit H-1 hereto and dated the Effective Date and (ii) Amster, Rothstein & Ebenstein, special counsel for the Agents, substantially in the form of Exhibit H-2 hereto and dated the Effective Date;

     (e) the Agent shall have received duly executed counterparts of each of the Collateral Documents, in each case dated the Effective Date, together with duly executed financing statements on Form UCC-1 or UCC-3 in form sufficient for filing in all jurisdictions in which such filing is necessary to continue or perfect Liens created by the Collateral Documents, including without limitation any appropriate assignments of security interests under the Orion Credit Agreement as the Agent may reasonably request, and all necessary documents for filing with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the delivery of any promissory notes and stock certificates comprising the Collateral;

     (f) MGM Studios shall have made arrangements satisfactory to the Agent for payment in full on the Effective Date (including with proceeds of the Loans made on the Effective Date) of all Loans outstanding under the Original Credit Agreement, all interest and fees accrued under the Original Credit Agreement to but excluding the Effective Date, and all other amounts (if any) due and payable thereunder for which a demand for payment has been made (except that costs payable pursuant to Section 2.12 of the Original Credit Agreement incurred as a result of prepaying the Loans of such Existing Lenders pursuant to this clause
(f) may be paid within 15 days after demand therefor);

     (g) the Agent shall have received evidence satisfactory to it that (i) Orion shall have paid in full (or made arrangements satisfactory to the Agent for paying in full) on the Effective Date all loans outstanding under the Orion Credit Agreement, all interest and fees accrued under the Orion Credit Agreement to but excluding the Effective Date and all other amounts (if any), then due and payable by Orion thereunder for which a demand for payment has been made (except that costs payable pursuant to Section 2.12 of the Orion Credit Agreement incurred as a result of prepaying the loans thereunder may be paid within 15 days after demand therefor), (ii) all commitments under the Orion Credit Agreement shall have been terminated and (iii) all Liens securing such obligations and all guarantees thereof have been released (or assigned to the Agent for the benefit of the Lenders hereunder) or provision made for release (or assignment) thereof that is satisfactory to the Agent (all Lenders hereunder which are also Lenders under the Orion Credit Agreement hereby waive any notice requirement with respect to any such prepayment under the Orion Credit Agreement, subject to Section 2.12 thereof);

     (h) the Agent shall have received evidence satisfactory to it that, after consummation of the transactions contemplated by the Loan Documents to occur on the Effective Date, the Borrowers and their respective Subsidiaries shall have no Debt outstanding (other than the Loans and Debt permitted pursuant to Sections 5.10(b) through 5.10(k), inclusive);

     (i) the Agent shall have received the pro forma financial statements referred to in Section 4.04(c), together with a certificate of the chief financial officer or the chief accounting officer of each Borrower setting forth in reasonable detail the calculations required to establish that the Borrowers are in compliance with the requirements of Section 5.15 on the Effective Date;

     (j) the Agent shall have received evidence satisfactory to it of the insurance coverage required by Section 5.03 and the Collateral Documents;

     (k) the Agents and the Arrangers shall have received payment in full of all fees, expenses and other amounts due and payable hereunder (including fees and expenses payable pursuant to Section 10.03) or pursuant to any letter agreement between either Borrower and any Agent or any Arranger relating to the transactions contemplated by the Loan Documents;

     (l) the Agent shall have received all documents the Agent may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

     (m) since the respective dates as of which information is stated in the Information Memorandum, no event has occurred and no condition has come into existence which would have caused the projections set forth therein to be materially misleading;

     (n) receipt of all consents and approvals necessary in connection with the transactions contemplated hereby;

     (o) the Lenders' satisfaction that, except for (i) any change resulting from general economic, financial or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the business in which the Borrowers and/or their respective Subsidiaries operate (including losses resulting from the release of films in the ordinary course of business), since June 30, 1997 there has been no material adverse change in the assets or liabilities or in the business, financial condition or results of operations of the Borrowers and their respective Subsidiaries taken as a whole;

     (p) the absence of any pending or threatened litigation or other proceedings which could reasonably be expected to have a material adverse effect on the assets or liabilities or the business, financial position or results of operations of the Borrowers and their respective Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Documents or the consummation of the transactions contemplated thereby;

     (q) the fact that each Borrower shall be a direct, wholly-owned Subsidiary of MGM; and

     (r) the fact that the Effective Date shall have occurred on or prior to December 31, 1997.

     Section 3.02. Consequences of Effectiveness. (a) On the Effective Date, without further action by any of the parties thereto, (i) the Original Credit Agreement will be automatically amended and restated to read as this Agreement reads and (ii) the rights and obligations of the Terminating Lenders under the Original Credit Agreement will terminate, provided that their rights under Sections 2.12, 8.04 and 10.03(b) of the Original Credit Agreement will survive.

     (b) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Effective Date, except that all interest and fees accrued under the Original Credit Agreement to but excluding the Effective Date shall be paid on the Effective Date.

     Section 3.03. Borrowings and Issuances of Letters of Credit. The obligation of any Lender to make a Loan on the occasion of any Borrowing (other than the obligation of any Lender to make a Refunding Swing Loan), and the obligation of an L/C Issuer to issue (which shall include, for purposes of this Section, any renewal or extension of the term of) any Letter of Credit are each subject to the satisfaction of the following conditions:

     (a)  receipt by the Agent of a Notice of Borrowing as required by Section
2.01 or receipt by the L/C Issuer of a Notice of Issuance as required by Section 2.14(b);

     (b) solely in the case of a Revolving Borrowing, a Swing Borrowing or issuance of a Letter of Credit the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, as the case may be, the aggregate Revolving Exposure will not exceed the aggregate amount of the Available Revolving Commitments;

     (c) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, as the case may be, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Obligors contained in the Loan Documents shall be true in all material respects on and as of the date of such Borrowing.

     Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance of a Letter of Credit, as the case may be, as to the facts specified in clauses (b), (c) and (d) of this Section.



                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. Each Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure to have such licenses, authorizations, consents and approvals could not in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party (i) are within the corporate powers of such Obligor and have been duly authorized by all necessary corporate action, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official, other than actions or filings which have been taken or made on or prior to the Effective Date or, solely with respect to filings necessary to perfect any security interest created under any of the Collateral Documents, will be made on or prior to 5 Domestic Business Days after the Effective Date, (iii) do not contravene, or constitute a default under, any provision (A) of applicable law or regulation, (B) of the articles or certificate of incorporation or by-laws of such Obligor, (C) of any agreement or instrument under which Debt has or may be incurred binding upon MGM or any of its Subsidiaries, (D) of any other agreement or instrument binding upon MGM or any of its Subsidiaries which contravention or default could reasonably be expected to have a Material Adverse Effect or (E) of any judgment, injunction, order or decree binding upon MGM or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any material asset of MGM or any of its Subsidiaries.

     Section 4.03. Binding Effect. The Loan Documents (other than the Notes) to which each Obligor is a party constitute valid and binding agreements of such Obligor and each Note of each Borrower, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms except
(i) as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) as may be limited by equitable principles of general applicability.

     Section 4.04. Financial Information; Information Memorandum. (a) The consolidated balance sheets of each of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of each of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries, respectively, as of such date and their respective consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheets of each of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of each of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries, respectively, as of such date and their respective consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

     (c) The pro forma combined balance sheet of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries as of June

30, 1997, copies of which have been delivered to each of the Lenders prior to the date hereof, fairly presents, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.04(a), the consolidated financial position of MGM Studios and its Consolidated Subsidiaries and Orion and its Consolidated Subsidiaries on a Combined Basis, as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Loan Documents to occur on the Effective Date, (ii) the application of the proceeds therefrom as contemplated by this Agreement, (iii) the payment of all legal, accounting and other fees related thereto and (iv) the MGM acquisition of Orion on July 10, 1997 pursuant to the Stock Purchase Agreement dated as of May 2, 1997 by and among Orion, MGM and Metromedia International Group, Inc. As of the date of such balance sheet and the Effective Date, the Borrowers and their respective Subsidiaries had and have no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet in accordance with generally accepted accounting principles or the footnotes relating thereto.

     (d) The projections set forth in the Information Memorandum were prepared in good faith on assumptions believed to be reasonable at the time of preparation thereof.

     (e) Since June 30, 1997 there has been no material adverse change in the assets or liabilities or the business, financial position or results of operations of the Combined Companies, considered as a whole, except for any such change as a result of (x) any change resulting from general economic, financial or market conditions not specific to the Borrowers and their respective Subsidiaries or the business in which they operate or (y) any change resulting from conditions or circumstances generally affecting the business in which the Borrowers and their respective Subsidiaries operate (including losses from the release of Films in the ordinary course of business).

     Section 4.05. Litigation. Except as set forth in Schedule 4.05, there is no action, suit or proceeding pending against, or to the knowledge of either Borrower threatened against or affecting, MGM or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which questions the validity or enforceability of the Loan Documents.

     Section 4.06. Compliance with ERISA. Neither a Reportable Event nor an "ACCUMULATED FUNDING DEFICIENCY" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except in each case to the extent that the same could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent that the same could not reasonably be expected to have a Material Adverse Effect. Neither MGM nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither MGM nor any Commonly Controlled Entity would become subject to any liability under ERISA if MGM or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except in each case to the extent that the same could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent. Neither MGM nor any of its Subsidiaries has any liability for any post-retirement welfare benefits.

     Section 4.07. Environmental Compliance. In the ordinary course of its business, each Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     Section 4.08. Taxes. MGM and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by MGM or any Subsidiary (other than any such taxes being contested in good faith by appropriate proceeding and with respect to which appropriate reserves in accordance with generally accepted accounting principles have been taken). The charges, accruals and reserves on the books of MGM and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate.

     Section 4.09. Subsidiaries. (a) Each of the Material Subsidiaries of either Borrower is a corporation or other business entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that the failure of such Material Subsidiaries to maintain their respective good standing or to have such licenses, authorizations, consents and approvals could not in the aggregate reasonably be expected to have a Material Adverse Effect (or its existence has been terminated as permitted under Section
5.04 or it has merged or consolidated with another Person as permitted under
Section 5.07(a)).

     (b) Schedule 4.09 lists all of the Material Subsidiaries of each Borrower (including any Material Subsidiary the existence of which has been terminated as permitted under Section 5.04 or which has merged or consolidated with another Person as permitted under Section 5.07(a)). Each Material Subsidiary of a Borrower (other than Foreign Subsidiaries and Single Purpose Subsidiaries) is a Guarantor. Each Guarantor is a direct or indirect wholly-owned Subsidiary of a Borrower.

     Section 4.10. Regulatory Restrictions on Borrowing. None of the Borrowers is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, a "HOLDING COMPANY" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

     Section 4.11. Full Disclosure. No information heretofore or hereafter furnished by any Obligor to any Agent or any Lender for purposes of or in connection with the Loan Documents or any transaction contemplated thereby contains or, taken together with all information so furnished will contain, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.12. Intellectual Property. Each of the Borrowers and their respective Subsidiaries owns, or is a licensed to use, all trademarks, tradenames, copyrights (including without limitation any copyrights relating to Library Films), technology, know-how and processes necessary for the conduct of their respective businesses as currently conducted (the "INTELLECTUAL PROPERTY"), except to the extent that the failure to own or be licensed to use any such Intellectual Property could not in the aggregate reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does either Borrower know of any valid basis for any such claim, except, in each case, for claims which could not in the aggregate reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by any MGM/Orion Company does not infringe on the rights of any Person, except to the extent that such infringements could not in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 4.13. Collateral Documents. The representations and warranties made by the Obligors in the Collateral Documents are true and correct in all material respects.

     Section 4.14. Solvency. As of the Effective Date after giving effect to the transactions contemplated hereby to occur on the Effective Date, and at all times thereafter: (i) the aggregate fair market value of the business and/or assets of each Borrower, and of the Obligors, taken as a whole, will in each case exceed its or their respective liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each Borrower will, and the Obligors, taken as a whole, will, have sufficient cash flow to enable it or them (as the case may be) to pay its or their debts as they mature and (iii) the MGM/Orion Companies will not have unreasonably small capital for the business in which the MGM/Orion Companies are engaged.



                                   ARTICLE 5

                                   Covenants

     Each Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

     Section 5.01. Information. The Borrowers will deliver to the Agent, with sufficient copies for all Lenders (and the Agent shall deliver promptly upon receipt to the Syndication Agent and to the Lenders):

     (a) as soon as available and in any event within 105 days after the end of each Fiscal Year, (i) an audited combined balance sheet of the Combined Companies as of the end of such Fiscal Year and the related audited combined statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on without material qualification by independent public accountants of nationally recognized standing and (ii an unaudited combined statement of cash flows of the Combined Companies for such Fiscal Year, setting forth (x) in reasonable detail a calculation of combined cash flows from operations of the Combined Companies for such Fiscal Year (determined in a manner consistent with the statements of cash flows included in the Information Memorandum) and (y) in comparative form the projected figures for such statements for such Fiscal Year set forth in the Information Memorandum;

     (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) a combined balance sheet of the Borrowers and their respective Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related combined statements of operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of such statements of operations and cash flows, in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of each Borrower and (ii an unaudited combined statement of cash flows of the Combined Companies for such Fiscal Quarter and the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth (x) in reasonable detail a calculation of combined cash flows from operations of Combined Companies for such Fiscal Quarter and the portion of the Fiscal Year ended at the end of such Fiscal Quarter (determined in a manner consistent with the statements of cash flows included in the Information Memorandum) and (y) in comparative form the figures for such statements for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year set forth in the Information Memorandum;

     (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b), (A) a certificate of the chief financial officer or the chief accounting officer of each Borrower, (i) setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the requirements of Sections 5.10 to 5.18, inclusive, on the date of such financial statements, (ii) listing all new Material Subsidiaries of either Borrower since the date of the previous certificate delivered pursuant to this Section 5.01(c), (iii) solely in the case of each set of financial statements referred to in Section 5.01(a), setting forth in reasonable detail the calculations required to determine Excess Cash Flow for the related Fiscal Year and (iv stating whether, to his or her knowledge, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto and (B) from the chief financial officer or the chief accounting officer of each Borrower, a report setting forth in reasonable detail a discussion and analysis of the Borrowers' financial condition and results of operations for the Fiscal Quarter then ended;

     (d) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a)(i), a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default under Sections 5.11 to 5.16, inclusive, existed on the date of such statements and (ii confirming the accuracy of the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to Section 5.01(c) (other than the calculations relating to the determination of Excess Cash Flow);

     (e) reasonably promptly after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the relevant Borrower setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

     (f) as soon as reasonably practicable after any Responsible Officer obtains knowledge thereof, notice of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect and the nature of such Material Adverse Effect;

     (g) as soon as reasonably practicable after any Responsible Officer obtains knowledge of the commencement of, or of a threat of the commencement of, an action, suit or proceeding against MGM or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which questions the validity or enforceability of the Loan Documents, a certificate of a senior financial officer of each Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender;

     (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (if any) which either Borrower or MGM shall have filed with the Securities and Exchange Commission;

     (i) written notice of the following events, as soon as possible and in any event within 30 days after any of the appropriate officers or employees of MGM with responsibility for MGM's Plans and the compliance by such Plans with ERISA and the Code knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, the filing of an application for a waiver of the minimum funding standard with respect to a Plan under Section 412 of the Code, the creation of any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, reorganization or Insolvency of, any Multiemployer Plan or (ii the institution of proceedings or the taking of any other action by the PBGC or MGM or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or Insolvency of, any Plan;

     (j) from time to time at the request of the Required Lenders (but no more frequently than once in any 24-month period), an appraisal made by a qualified independent appraiser selected by the Borrowers and reasonably satisfactory to the Agent, as to value of the Library Films or any portion thereof and as of such date as shall each be specified in the relevant request made by the Required Lenders, performed using the methods and procedures used in, and prepared in a form substantially consistent with, the appraisal of the Library Films of MGM Studios prepared by Furman Selz LLC and dated August 1996;

     (k) within 30 days prior to the end of each Fiscal Year, the operating and capital expenditure budgets and cash flow forecasts of each of the Borrowers and their respective Consolidated Subsidiaries and the Combined Companies for the immediately succeeding Fiscal Year, which budgets and forecasts shall be in format and scope reasonably consistent with the projections, budgets and forecasts set forth in the Information Memorandum; and

     (l) from time to time such additional information regarding the financial position or business of the Borrowers and their respective Subsidiaries or any other Obligor as the Agent, at the request of any Lender, may reasonably request.

     Section 5.02. Payment of Obligations. Each Borrower will pay and discharge, and will cause each of its Material Subsidiaries to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except (i) where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Material Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same and (ii) where the failure to pay or discharge such obligations and liabilities could not reasonably be expected to have a Material Adverse Effect.

     Section 5.03. Maintenance of Property; Insurance. (a) Each Borrower will keep, and will cause each of its Material Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Each Borrower will, and will cause each of its Material Subsidiaries to, maintain (in the name of such Borrower or such Subsidiary) with financially sound and responsible insurance companies, insurance on their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in the same general area by companies of established repute engaged in the same or a similar business (but including in any event public liability insurance and "ERRORS AND OMISSIONS" insurance); and will furnish to the Lenders, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

     Section 5.04. Conduct of Business and Maintenance of Existence. Each Borrower will continue, and will cause each of its Material Subsidiaries to continue, to engage in business of the same general type as now conducted by such Borrower and its Material Subsidiaries and other businesses reasonably incidental thereto and will preserve, renew and keep in full force and effect, and will cause each of its Material Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except to the extent that the failure to keep in full force and effect such rights, privileges and franchises could not in the aggregate reasonably be expected to have a Material Adverse Effect; provided that (i) either Borrower may liquidate or terminate the corporate existence of any of its Material Subsidiaries if, prior to or contemporaneously with such liquidation or termination, substantially all of the assets of such Material Subsidiary are distributed, contributed or otherwise transferred to a Borrower or a Guarantor and (ii) nothing in this Section 5.04 shall prohibit any transaction explicitly permitted by the proviso set forth in Section 5.07(a).

     Section 5.05. Compliance with Laws. Each Borrower will comply, and will cause each of its Material Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or
(ii) to the extent that failure to so comply could not in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 5.06. Inspection of Property, Books and Records. Each Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of the Agent, at the Agent's or the Lenders' expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and upon reasonable prior notice, and as often as may reasonably be desired.

     Section 5.07. Mergers and Sales of Assets; Licensing Agreements. (a) Each Borrower will not, and will not permit any of its Material Subsidiaries to, consolidate or merge with or into any other Person; provided that (i) either Borrower may merge with another Person if such Borrower is the corporation surviving such merger and immediately after giving effect to such merger, no Default shall have occurred and be continuing and (ii any Material Subsidiary may merge with any other Person if the corporation surviving the merger is a Borrower or a Guarantor and immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) Each Borrower will not, and will not permit any of its Subsidiaries to, make any Asset Sale in any Fiscal Year, other than (i) Asset Sales the fair market value of which, when combined with all other such Asset Sales previously made during such Fiscal Year, does not exceed $11,000,000 and (ii any Asset Sale in which (x) the consideration therefor is not less than the fair market value of the related asset (as determined in good faith by the chief financial officer or chief accounting officer of each Borrower), (y) the consideration received therefor consists solely of cash payable at the closing thereof and (z) after giving effect to such Asset Sale, the aggregate fair market value of the assets disposed of in all Asset Sales in such Fiscal Year does not exceed $30,000,000. Notwithstanding the foregoing, each Borrower will not, and will not permit any of its Subsidiaries to, enter into any Receivable Financing after the Original Effective Date.

     (c) Without limitation of the foregoing, each Borrower will not, and will not permit its Subsidiaries to, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of such Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that nothing in this subsection (c) shall prohibit any Subsidiary from distributing, contributing or otherwise transferring its assets to a Borrower or a Guarantor.

     (d) Without limitation of the foregoing, each Borrower will not, and will not permit its Subsidiaries to, enter into any Licensing Agreement or series of related Licensing Agreements with respect to any Library Films if:

          (i) the aggregate amount of payments under such Licensing Agreement or series of related Licensing Agreements exceeds $175,000,000; or

          (ii) such Borrower or such Subsidiary conveys, sells, assigns, transfers or otherwise disposes of, with or without recourse, its rights to receive payments under any such Licensing Agreement or series of related Licensing Agreements; or

          (iii) the aggregate amount of payments under such Licensing Agreement or series of related Licensing Agreements exceeds $17,500,000 and the aggregate amount of payments under all such Licensing Agreement or series of related Licensing Agreements that are not to be made reasonably pro rata over the period of availability of the Films which are the subject of such Licensing Agreement or series of related Licensing Agreements would exceed the greater of (x) 10% of the aggregate amount of all payments under such Licensing Agreement or series of related Licensing Agreements and (y) $17,500,000.

     (e) Without limitation of the foregoing, each Borrower will not, and will not permit its Subsidiaries to, enter into any Licensing Agreement or series of related Licensing Agreements with respect to any Films (other than Library Films) or Film Related Assets if such Borrower or such Subsidiary conveys, sells, assigns, transfers or otherwise disposes of, with or without recourse, its rights to receive payments under any such Licensing Agreement or series of related Licensing Agreements.

     Section 5.08. Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans made on the Effective Date will be used by each Borrower to (i) in the case of such Loans made to MGM Studios, refinance in full all amounts due under the Original Credit Agreement and (ii) in the case of such Loans made to Orion, to repay in full all amounts due under the Orion Credit Agreement and
(iii) in the case of Loans made to either Borrower, other general corporate purposes. The Letters of Credit and the proceeds of the Revolving Loans made after the

Effective Date and the Swing Loans will be used for general corporate purposes. None of such proceeds and none of the Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "MARGIN STOCK" within the meaning of Regulation U.

     Section 5.09. Negative Pledge. Neither Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

     (b) any Lien on any fixed or capital asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (c) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Borrower or a Subsidiary and not created in contemplation of such event;

     (d) any Lien existing on any asset prior to the acquisition thereof by a Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (e) any Lien on assets of a Foreign Subsidiary securing Debt permitted under Section 5.10(e);

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) any Lien securing Profit Participations, Residuals and Deferred Payments and other obligations that do not constitute Debt by operation of clause (x) of the proviso in the definition of "DEBT"; provided that such Lien attaches solely to cash deposits and the Film or Films or Film Related Assets that are the subject of such arrangements;

     (h) Liens (other than Liens securing Debt) consisting of rights of licensees under access agreements pursuant to which such licensees have access to duplicating material for the purpose of making prints of Films licensed to them, and rights of distributors, exhibitors, licensees and other Persons in Films created in connection with the distribution and exploitation of such Films in the ordinary course of business;

     (i) Liens securing Debt permitted by Sections 5.10(h) or (i) or securing obligations of any MGM/Orion Company incurred in connection with acquiring rights to Films in the ordinary course of business, provided that (x) the agreement to grant such Liens shall be created substantially simultaneously with the acquisition, development, production or postproduction of such Films and (y) such Liens do not at any time encumber any property other than the Films being produced, developed or acquired;

     (j) Liens (other than Liens securing Debt) incurred in the ordinary course of business on any Film or any Film Related Asset constituting negotiation rights with respect to such Film or Film Related Asset, options to develop such Film or Film Related Asset or similar rights with respect to such Film or Film Related Asset;

     (k) Liens on cash and cash equivalents arising under the escrow arrangements referred to in the proviso to the definition of Sale-Leaseback Transactions and Liens consisting of the rights and interests of the lessor with respect to Films subject to Sale-Leaseback Transactions permitted under Section 5.10(i) hereof;

     (l) Liens arising out of Licensing Agreements or security agreements entered into pursuant to such Licensing Agreements in respect of Films or Film Related Assets permitted under Section 5.07(d) or Section 5.07(e) hereof, consisting of such licensing rights and attaching solely to the Film or Films or Film Related Assets so licensed;

     (m)  Liens in existence on the Effective Date and reflected in Schedule
5.09 hereto;

     (n) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of any MGM/Orion Company, as the case may be, in conformity with generally accepted accounting principles (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

     (o) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

     (p) pledges or deposits in connection with workers' compensation, unemployment insurance or other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (q) Liens on deposits to secure obligations to acquire Films or Film Related Assets or the performance of bids, trade contracts (other than contracts under which Debt may be incurred), leases, performance or completion bonds and other obligations of a like nature incurred in the ordinary course of business; provided that any such Liens securing the obligation of any MGM/Orion Company to acquire Films or Film Related Assets shall encumber only cash;

     (r) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any MGM/Orion Company;

     (s) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii do not secure any obligation in an amount exceeding $5,000,000 and (ii do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (t)  Liens created by the Collateral Documents.

     Section 5.10. Limitation on Debt. Each Borrower will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

     (a)  Debt under this Agreement;

     (b)  Debt owed to WHV under the WHV Agreement;

     (c) Debt owed to UIP (or any successor thereto) under agreements between UIP (or such successor) and any MGM/Orion Company in an aggregate principal amount not in excess of $20,000,000 at any one time;

     (d) Debt secured by Liens permitted by Section 5.09(a), 5.09(b), 509(c), 5.09(d) or 5.09(f);

     (e) Debt of any Foreign Subsidiary owed to a Person other than either Borrower, any Guarantor or any other Foreign Subsidiary incurred for working capital purposes in an aggregate principal amount not in excess of $10,000,000 at any time;

     (f) (i) Debt of a Borrower owed to the other Borrower or to a Guarantor, or Debt of a Guarantor owed to a Borrower or to another Guarantor, or Debt of a Foreign Subsidiary owed to another Foreign Subsidiary or (ii) Debt of a Foreign Subsidiary owed to a Borrower or to a Guarantor and incurred in the ordinary course of business to finance operating expenditures of such Foreign Subsidiary and evidenced by a note (which may be a grid note) constituting Collateral under any Collateral Document;

     (g) Debt of any MGM/Orion Company incurred to finance any acquisition of fixed or capital assets permitted pursuant to Section 5.14 and any Debt of the relevant obligor refinancing such Debt; provided that the principal amount thereof is not increased;

     (h) (i) Debt (other than Debt of a Single Purpose Subsidiary) incurred in connection with the financing or refinancing of the development, production, acquisition, distribution, exhibition or exploitation of a Film or Film Related Assets or a slate of Films, but solely to the extent that under the terms of such Debt the obligations of the Borrowers and their respective Subsidiaries with respect to such Debt may be satisfied by recourse only to such Film or slate of Films and rights pertaining thereto and, in each case, to the proceeds thereof and (ii Debt of a Single Purpose Subsidiary, so long as such Debt complies with the provisions of clause (ii) of the definition of Single Purpose Subsidiary;

     (i)  Debt in respect of Sale-Leaseback Transactions;

     (j)  Debt outstanding on the Effective Date and listed on Schedule 5.10;
and

     (k) Debt not otherwise permitted by the foregoing clauses of this Section in an aggregate principal or face amount not in excess of $15,000,000 at any time.

     Section 5.11.  Adjusted EBITDA to Cash Interest Expense.   As of last day
of any Fiscal Quarter set forth below, the ratio of (i) Combined Adjusted EBITDA to (ii Combined Cash Interest Expense, in each case for the period of four consecutive Fiscal Quarters then ended (or, solely as of the last day of any Fiscal Quarter ended on or prior to September 30, 1998, for the period from and including January 1, 1998 to and including the last day of such Fiscal Quarter) shall not be less than the ratio set forth below opposite such Fiscal Quarter:


                   FISCAL QUARTER ENDING         RATIO
                   ---------------------         -----
                          03/31/98               1.50:1
                          06/30/98               1.50:1
                          09/30/98               1.50:1
                          12/31/98               1.50:1
                          03/31/99               1.50:1
                          06/30/99               1.50:1
                          09/30/99               1.75:1
                          12/31/99               1.75:1
                          03/31/00               1.75:1
                          06/30/00               1.75:1
                          09/30/00               1.75:1
                          12/31/00               1.75:1
                          03/31/01               2.00:1
                          06/30/01               2.00:1
                          09/30/01               2.00:1
                          12/31/01               2.00:1
                          03/31/02               2.75:1
                          06/30/02               2.75:1
                          09/30/02               2.75:1
                          12/31/02               2.75:1
                         Thereafter              3.50:1


     Section 5.1. Total Borrowed Funds to Adjusted EBITDA. At no time during any Fiscal Quarter set forth below shall the Leverage Ratio be greater than the ratio set forth below opposite such Fiscal Quarter:

                   FISCAL QUARTER ENDING         RATIO
                   ---------------------         -----
                          03/31/98               6.50:1
                          06/30/98               6.50:1
                          09/30/98               6.50:1
                          12/31/98               6.50:1
                          03/31/99               6.50:1
                          06/30/99               6.50:1
                          09/30/99               6.50:1
                          12/31/99               6.50:1
                          03/31/00               6.25:1
                          06/30/00               6.25:1
                          09/30/00               6.25:1
                          12/31/00               6.25:1

                   FISCAL QUARTER ENDING         RATIO
                   ---------------------         -----
                          03/31/01               5.50:1
                          06/30/01               5.50:1
                          09/30/01               5.50:1
                          12/31/01               5.50:1
                          03/31/02               4.00:1
                          06/30/02               4.00:1
                          09/30/02               4.00:1
                          12/31/02               4.00:1
                         Thereafter              3.50:1


     Section 5.13. Total Borrowed Funds/Library Cash Flow. At all times during any Fiscal Quarter set forth below the ratio of (i) Total Borrowed Funds at such date to (ii) Library Cash Flows for the period of four consecutive Fiscal Quarters then most recently ended, will not be greater than the ratio set forth below opposite such Fiscal Quarter:

                   FISCAL QUARTER ENDING         RATIO
                   ---------------------         -----
                          12/31/97               2.75:1
                          03/31/98               4.25:1
                          06/30/98               4.25:1
                          09/30/98               4.25:1
                          12/31/98               4.25:1
                          03/31/99               5.50:1
                          06/30/99               5.50:1
                          09/30/99               5.50:1
                          12/31/99               5.50:1
                          03/31/00               6.75:1
                          06/30/00               6.75:1
                          09/30/00               6.75:1
                          12/31/00               6.75:1
                          03/31/01               6.75:1
                          06/30/01               6.75:1
                          09/30/01               6.75:1
                          12/31/01               6.75:1
                          03/31/02               5.50:1
                          06/30/02               5.50:1
                          09/30/02               5.50:1
                          12/31/02               5.50:1
                          03/31/03               4.50:1
                          06/30/03               4.50:1

                   FISCAL QUARTER ENDING         RATIO
                   ---------------------         -----
                          09/30/03               4.50:1
                          12/31/03               4.50:1
                         Thereafter              3.50:1

     Section 5.14. Maximum Capital Expenditures. Combined Capital Expenditures for any Fiscal Year will not exceed the amount set forth below opposite such Fiscal Year:

                                          COMBINED
                                          CAPITAL
                   FISCAL YEAR         EXPENDITURES
                   -----------         ------------
                        1997               $10,250,000
                        1998               $15,000,000
                     Thereafter            $10,250,000

provided that, if and to the extent that the amount of Combined Capital Expenditures for any Fiscal Year is less than the amount for such Fiscal Year set forth above, the maximum amount of Combined Capital Expenditures in any subsequent Fiscal Year shall be increased by such excess amount.

     Section 5.15. Minimum Combined Adjusted Net Worth. Combined Adjusted Net Worth will at no time be less than an amount equal to the sum of (i) $960,000,000 plus (ii) an amount equal to 50% of Combined Net Income for each Fiscal Year ending on or after December 31, 1997 but prior to the date of determination, in each case, for which such Combined Net Income is positive (but with no deduction on account of negative Combined Net Income for any Fiscal
Year), plus (iii) 80% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of MGM) received by MGM from the issuance and sale after September 30, 1997 of any capital stock of MGM or in connection with the conversion or exchange of any Debt of MGM into capital stock of MGM after June 30, 1997 (including without limitation any contribution to capital) (an "EQUITY ISSUANCE"), but excluding an amount of such net proceeds of up to $100,000,000 in the aggregate from up to two equity issuances, which equity issuances have been specified by the Borrowers by notice to the Agent at the consummation of such equity issuance to be excepted from the increase otherwise required under this clause (iii).

     Section 5.16. Operating Lease Payments. Each Borrower will not, and will not permit any of its Subsidiaries to, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments under a lease with a lease term (as defined in Financial Accounting Standards Board Statement No. 13, as in effect on the date hereof) of one year or more (other than in connection with any Sale-Leaseback Transaction) if, after giving effect thereto, the aggregate amount of minimum lease payments that the Combined Companies have so incurred or assumed will exceed, on a Combined Basis, $20,000,000 for any Fiscal Year under all such leases (excluding any lease which is to be accounted for as a capital lease on the balance sheet of either Borrower and its respective Consolidated Subsidiaries).

     Section 5.17. Restricted Payments. Neither Borrower nor any Subsidiary will declare or make any Restricted Payment; provided that the foregoing shall not restrict or prohibit dividends or distributions to MGM at such times and in such amounts as are necessary to permit:

     (a) (i) purchases of shares of (or options to purchase shares of) capital stock of MGM from employees of either Borrower or MGM (including without limitation Frank G. Mancuso), or any spouse or lineal descendant of any such employee or any trust for the benefit of any of the foregoing (A) upon their death, disability, termination or retirement, (B) in accordance with the terms of the Management Stock Incentive Plan (including without limitation stock option agreements issued in substantially the forms attached to the Management Stock Incentive Plan or the Stockholders Agreement dated as of the Original Effective Date among MGM, MGM Studios, the Investors and certain other stockholders party thereto from time to time, as the same may be amended or replaced on terms substantially as disclosed in the IPO Registration Statement and otherwise substantially as made available to the Lenders prior to the Effective Date), or (C) which shares have been issued to Frank G. Mancuso pursuant to the Mancuso Employment Agreement or (ii payments of principal of and interest on the MGM Management Notes, so long as, in each of cases (i)(A), (i)
(B), (i) (C) and (ii) of this subsection (a), immediately before and after giving effect to any such dividend or distribution for such purpose, (x) no Default shall have occurred and be continuing and (y) at any date prior to the Second Target Date, the aggregate amount of dividends or distributions made by the Borrowers to MGM pursuant to this clause (a) during the period from and including the Original Effective Date to and including such date (after giving effect to all dividends and distributions to be made on such date) shall not exceed (1) if such date occurs prior to the Target Date, $15,000,000 and (2) if such date occurs on or after the Target Date and prior to the Second Target Date, $35,000,000.

     For purposes of this subsection (a):

     "BORROWER TOTAL BORROWED FUNDS" means, at any date, the aggregate amount of Debt of the Combined Companies described in clauses (i) and (ii) and

(iv) of the definition of Debt (but excluding (a) any obligations under Sale-Leaseback Transactions which constitute Debt under clause (iv) of the definition thereof and (b) Debt of any Single Purpose Subsidiary, so long as such Debt complies with the provisions of clause (ii) of the definition of Single Purpose Subsidiary), determined in each case on a Combined Basis at such date.

     "SECOND TARGET DATE" means the first date on or after the Target Date on which (i) Combined Adjusted EBITDA for the period from October 1, 1996 to and including the last day of the Fiscal Quarter most recently ended on or prior to such date (treated, for this purpose, as a single accounting period) is at least equal to $850,000,000 and (ii) Borrower Total Borrowed Funds at such date does not exceed $150,000,000; provided that on such date the conditions set forth in the definition of Target Date are met.

     (b) purchases of shares of capital stock of MGM from Frank G. Mancuso or his spouse or lineal descendant or any trust for the benefit of any of the foregoing, which shares have been issued to Frank G. Mancuso pursuant to the Mancuso Employment Agreement, so long as (x) immediately before and after giving effect to any such dividend or distribution for such purpose, no Default shall have occurred and be continuing and (y) immediately after giving effect to any such dividend or distribution for such purpose, the aggregate amount of dividends or distributions made by the Borrowers to MGM pursuant to this subsection (b) during the period from and including the Original Effective Date to and including such date (after giving effect to all dividends and distributions to be made on such date) shall not exceed the Basket Amount. "BASKET AMOUNT" means, at any date, (i) the aggregate amount applied by Frank G. Mancuso under the Mancuso Employment Agreement on or prior to such date to the purchase of P&F Stock Units (as defined in the Mancuso Employment Agreement) pursuant to Section 6(a)(2) of the Mancuso Employment Agreement minus (ii the aggregate amount of dividends or distributions made by the Borrowers to MGM pursuant to this subsection (b) for the period from and including the Original Effective Date to and including such date (after giving effect to all dividends and distributions to be made pursuant to this subsection (b) on such date);

     (c) at any time after the fifth anniversary of the Original Effective Date, (x) payments of interest on MGM Debt to the extent that such interest is then payable in cash in accordance with the terms thereof, (y) payment of cash dividends (1) on the Investor Preferred Stock and on any additional preferred stock of the same class as the Investor Preferred Stock and issued as payment-in-kind of dividends with respect to the Investor Preferred Stock, (2) on any preferred stock issued pursuant to the Capital Call Agreement having substantially the same terms as the Investor Preferred Stock (including, without limitation, no payment of cash dividends with respect to such preferred stock for a term of at least five years from the Original Effective Date) and on any additional preferred stock of the same class as such preferred stock issued as payment-in-kind of dividends with respect to such preferred stock and (3) on any preferred stock of the same class as the Investor Preferred Stock issued pursuant to the exercise of stock options granted pursuant to the Management Stock Incentive Plan, in each case only so long as, immediately before and after giving effect to any such dividend or distribution for such purpose, no Default shall have occurred and be continuing; and

     (d) payments in the ordinary course of business of MGM of legal fees, tax preparation fees, franchise taxes and other overhead and general expenses items, to the extent attributable and properly allocable to the MGM/Orion Companies and their businesses (collectively, "MGM EXPENSES"); provided that the sum of (i) the aggregate amount of distributions made by the Borrowers pursuant to this clause (d) and (ii the aggregate amount of Investments made by the Borrowers pursuant to Section 5.18(j) will not exceed in the aggregate $1,000,000 in any Fiscal Year.

     Section 5.18. Investments. Neither Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

     (a) Investments by either Borrower in the form of equity interests of Persons which are Guarantors or which, within 30 days after consummation of such Investment, become Guarantors;

     (b) Investments constituting intercompany loans permitted under Section 5.10(f);

     (c) Investments made by either Borrower or any Subsidiary in the ordinary course of business pursuant to arm's length transactions in Persons (other than either Borrower or any Subsidiary) for the development, production, acquisition, distribution, exhibition or exploitation of Films, copyrights or trademarks in connection with co-production deals, split-rights deal, overhead deals or similar arrangements (as such terms are generally understood in the movie industry on the date hereof), provided that such Investments for the development, production, acquisition, distribution, exhibition or exploitation involving payment obligations owing to such Borrower or such Subsidiary (other than advances against contractual rights to payment or other compensation made to talent in the ordinary course of business) of Films will be secured, if such Films are to be made in the United States, by Liens on such Films in favor of such Borrower or such Subsidiary;

     (d) Investments constituting loans and advances by either Borrower or any Subsidiary to directors, officers and employees of MGM, either Borrower, or any Subsidiary, in the ordinary course of business aggregating not in excess of $2,000,000 at any time outstanding;

     (e) Investments (other than Investments permitted by any of the foregoing clauses) in existence on either the Original Effective Date (with respect to MGM Studios or any of its Subsidiaries) or July 10, 1997 (with respect to Orion or any of its Subsidiaries) and listed on Schedule 5.18;

     (f) Investments made after the Original Effective Date pursuant to a commitment to make such Investments in existence on the Original Effective Date and listed on Schedule 5.18;

     (g) Investments (other than Investments permitted by any of the foregoing clauses) by either Borrower or any Subsidiary in the form of equity interests of Persons which are not Guarantors; provided that the aggregate net book value of all Investments permitted by this clause (g) (determined, with respect to each such Investment, at the time such Investment is made) does not exceed $10,000,000;

     (h) Investments (other than Investments permitted by any of the foregoing clauses) on any date by either Borrower or any Subsidiary in Single Purpose Subsidiaries; provided that the sum of the Invested Amount for all Single Purpose Subsidiaries shall at no time exceed $25,000,000. For purposes of this clause (h), "INVESTED AMOUNT" means at any date, for any Single Purpose Subsidiary, the aggregate net book value of all Investments made in such Single Purpose Subsidiary (determined, with respect to each such Investment, at the time such Investment is made) minus the aggregate return on equity received by the Borrowers and their respective Subsidiaries on or prior to such date with respect to such Investments in such Single Purpose Subsidiary;

     (i)  Temporary Cash Investments;

     (j) Investments constituting loans made by either Borrower to MGM but only to the extent that the proceeds of such loans are applied by MGM to pay MGM Expenses; provided that the sum of (x) the aggregate principal amount of such loans made by the Borrowers pursuant to this clause (j) and (y) the aggregate amount of distributions made by the Borrowers and permitted by Section 5.17(d) will not exceed $1,000,000 in any Fiscal Year;

     (k) after the Qualified Equity Issuance Date, Investments in TV Distribution Ventures not otherwise permitted by the foregoing clauses of this

Section; provided that the aggregate net book value of all Investments in TV Distribution Ventures permitted by this clause (k) (determined, with respect to each such Investment, at the time such Investment is made) shall not exceed $125,000,000 at any time prior to the date (if any) on which the Leverage Ratio is first less than or equal to 4.5 to 1; and

     (l) any Investment (other than Investments in Single Purpose Subsidiaries) not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (l) (determined, with respect to each such Investment, at the time such Investment is made) does not exceed $25,000,000.

     Section 5.19. Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to such Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the consummation of the transactions contemplated by the Capital Call Agreement, (iii) the consummation of the transactions contemplated by the agreements set forth on Schedule 5.19, as amended to the Effective Date and substantially in the forms heretofore distributed to each of the Lenders, (iv) customary indemnification arrangements between either Borrower and the directors and officers of MGM, such Borrower, and any Subsidiary of such Borrower, (v) customary tax sharing arrangements between or among MGM, the Borrowers, and the Subsidiaries, (vi) dividends and distributions to MGM permitted under Section 5.17, (vii) maintenance of "D&O", "keyman" and similar insurance by any of the Borrowers or MGM, including with respect to directors and officers of MGM, the Borrowers, and the Subsidiaries,
(viii) any disposition of a "disposed asset" to a Single Purpose Subsidiary as described in clause (x) of the definition of "Asset Sale", to the extent that such disposition complies with the requirements of such clause and (ix) MGM Studios from entering into and performing the Mancuso Employment Agreement.

     Section 5.20. Limitation on Restrictions Affecting Subsidiaries. Neither any Borrower nor any of its Subsidiaries (other than any Single Purpose Subsidiary) will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to either Borrower or any Subsidiary, (b) make loans or advances to either Borrower or any Subsidiary, (c) transfer any of its properties or assets to either Borrower or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than with respect to assets subject to consensual liens permitted under Section 5.09); provided that the foregoing shall not apply to (i) provisions restricting assignment of any lease or other contract, (ii) restrictions imposed by applicable law, (iii) restrictions under any agreement relating to any property, asset or business acquired by any MGM/Orion Company, which restrictions existed at the time of acquisition, (iv restrictions with respect solely to a Subsidiary or a Borrower imposed pursuant to a binding agreement (subject only to customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the capital stock or assets to be sold of such Subsidiary, provided that such sale is permitted under Section 5.07(b) hereof, (v) customary restrictions on transfer of Collateral imposed on such Collateral in connection with Liens on such Collateral securing Debt, to the extent such Liens are permitted under Section 5.09 hereof, (vi restrictions in effect on the Original Effective Date contained in agreements governing Debt of Foreign Subsidiaries outstanding on the Original Effective Date, and (vi restrictions ("NEW RESTRICTIONS") set forth in replacements of agreements or instruments ("REPLACED AGREEMENTS") containing restrictions described in clauses (iii) or (vi); provided that such New Restrictions are no more restrictive in any material respect than the restrictions set forth in the relevant Replaced Agreement and do not apply to any additional property or assets.

     Section 5.21. MGM Debt. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment in respect of the principal of any MGM Debt.

     Section 5.22. Hedging Facilities. Not later than 60 days after the Effective Date the Borrowers will have entered into and thereafter maintain in full force and effect interest rate agreements, swaps, caps or other appropriate hedging arrangements in such amounts and on such terms as to convert to fixed rate or otherwise limit, in a manner satisfactory to the Agent, the floating interest rate risk on at least 66 2/3% in aggregate principal amount of all Term Loans outstanding from time to time for a period of no less than three years beginning on such date, all on terms and conditions reasonably satisfactory to the Required Lenders.

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

     Section 5.23. Further Assurances. (a) Each Borrower will, and will cause each Guarantor to, at such Borrower's sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment and transfers as the Agent shall from time to time request, which may be necessary in the reasonable judgment of the Agent from time to time to assure, perfect, convey, assign and transfer to the Agent the property and rights conveyed or assigned pursuant to the Collateral Documents.

     (b) All costs and expenses in connection with the grant of any security interests under the Collateral Documents, including without limitation reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of any security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as the Agent may reasonably request in connection with the grant of such security interests shall be paid by the Borrowers promptly upon demand.

     (c) Each Borrower will not, and will not permit any of its Subsidiaries to, enter into or become subject to any agreement which would impair their ability to comply, or which would purport to prohibit them from complying, with the provisions of this Section.

     (d) Each Borrower will cause each of its Material Subsidiaries acquired after the Effective Date and each of its Subsidiaries which becomes a Material Subsidiary after the Effective Date (in each case, other than a Foreign Subsidiary or a Single Purpose Subsidiary) (i) to become a party to the Subsidiary Guaranty as guarantor by executing a supplement thereof in form and substance satisfactory to the Agent and (ii to enter into a Security Agreement and any other agreements as may be necessary or desirable in order to grant perfected first priority security interests upon all of its assets to secure its obligations under the Subsidiary Guaranty. In addition, such Borrower will pledge, or cause to be pledged, pursuant to a Pledge Agreement, all of the capital stock or other equity interests of such Material Subsidiary owned directly or indirectly by such Borrower (or, if such Material Subsidiary is a Foreign Subsidiary, 66% of the capital stock or equity interests of such Material Subsidiary, and excluding any such capital stock or other equity interests owned directly by a Foreign Subsidiary). Such Borrower shall cause each such Material Subsidiary to take such actions as may be necessary or desirable to effect the foregoing within 30 days after such Material Subsidiary is acquired or becomes a Material Subsidiary, as the case may be, including without limitation causing such Material Subsidiary to (x) execute and deliver to the Agent such number of copies as the Agent may specify of such supplements and Security Agreement and other documents creating security interests and
(y) deliver such certificates, evidences of corporate action or other

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

documents as the Agent may reasonably request, all in form and substance satisfactory to the Agent, relating to the satisfaction of such Borrower's obligations under this Section. Upon compliance by either Borrower with the provisions of this subsection (d), Schedule 4.09 shall be deemed to have been amended to reflect that such Material Subsidiary is a Guarantor.

     (e) Each Borrower will, and will cause each of its Subsidiaries to, take all action necessary in accordance with good business practices to (i) maintain in full force and effect (x) all trademarks, service marks, trade names and licenses and all material rights with respect to the foregoing, necessary for the conduct of its business as now conducted (collectively, the "TRADEMARKS") and (y) all copyrights (including without limitation any copyrights relating to Library Films) and all material rights with respect thereto, necessary for the conduct of its business as now conducted (collectively, the "COPYRIGHTS"), other than such Trademarks and Copyrights which such Borrower reasonably determines are, in the aggregate, of insignificant or non-material economic value, or where the failure to maintain such Trademarks or Copyrights could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii protect all Trademarks and all Copyrights against infringement by third parties, other than such Trademarks and Copyrights which such Borrower reasonably determines are, in the aggregate, of insignificant or non-material economic value or where the failure to maintain such Trademarks or Copyrights could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (f) Each Borrower will, and will cause each of its Subsidiaries to, submit to the United States Copyright Office or other applicable United States governmental authority (with a copy to the Agent) as soon as reasonably practicable but in any event, with respect to any Film, no later than 90 Domestic Business Days after the date of release of such Film and, with respect to any screenplay, within 30 Domestic Business Days after commencement of principal photography of the relevant Film (i) with respect to each screenplay or Film which is unregistered and to which either Borrower or any Subsidiary owns the copyright, a completed application for copyright registration and (ii with respect to each screenplay and Film which is registered in the name of a Person other than any MGM/Orion Company, and in which any MGM/Orion Company acquires the copyright or any rights in the copyright, an assignment to such Borrower or such Subsidiary of the interest owned by it.

     (g) Each Borrower will, and will cause each other Obligor party to a Security Agreement to, provide a Laboratory Pledgeholder Agreement (as defined in a Security Agreement) with each laboratory which holds any material film and/or sound materials, cause such Laboratory Pledgeholder Agreements to remain in full force and effect during all times when such laboratory is in

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

possession of such elements, and, pursuant to the Laboratory Pledgeholder Agreements, with respect to each Film, deliver to the Agent a laboratory access letter, substantially in the form of Exhibit B thereto, to each laboratory holding any material film and/or sound materials.

     Section 5.24. Minimum Number of Films. The number of feature Films produced by the Borrowers and their respective Subsidiaries for general theatrical release during any Fiscal Year beginning with Fiscal Year 1998 will be at least nine.



                                   ARTICLE 6

                                   Defaults

     Section 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) either Borrower (i) shall fail to pay when due any principal of any Loan, (ii shall fail to reimburse when due any drawing under any Letter of Credit or (ii shall fail to pay within 5 days after the due date thereof any interest, any fees or any other amount payable hereunder;

     (b) (i) either Borrower shall fail to observe or perform any covenant contained in Article 5 (other than those contained in Sections 5.01 through 5.06, inclusive and Sections 5.23(a), (b), (c), (e), (f) and (g)) or (ii any Obligor shall fail to observe or perform any covenant contained in Sections 4(A), (E) or (H) of the Security Agreement or (ii either Borrower shall fail to observe or perform any covenant contained in Section 3(B) of the Borrower Pledge Agreement or any other Obligor shall fail to observe or perform any covenant contained in the Pledge Agreement to which such Obligor is a party containing provisions substantially similar to those set forth in Section 3(B) of the Borrower Pledge Agreement or (iv MGM shall fail to observe or perform any covenant contained in Sections 2.1, 2.3, 2.3 or 2.5 of the MGM Agreement or (v) except with or pursuant to the prior written consent or waiver of all Lenders, Tracinda, Seven Network, MGM or either Borrower shall fail to perform any of its obligations under the Capital Call Agreement (and, solely in the case of any failure by either Investor to perform any of their respective obligations thereunder, such obligations shall not have been fully performed in a timely manner in accordance with the terms of the Capital Call Agreement by the other Investor);

     (c) any Obligor shall fail to observe or perform any covenant or agreement contained in the Loan Documents (other than those covered by clause

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

(a) or (b) above) for 30 days after notice thereof has been given to the Borrowers by the Agent;

     (d) any representation, warranty or certification made by any Obligor in any Loan Document or by any Investor in the Capital Call Agreement or in any certificate or other document delivered pursuant to any Loan Document or the Capital Call Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) MGM, either Borrower or any Subsidiary shall fail to make any payment in respect of any Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of MGM or any of its Subsidiaries when due or within any applicable grace period (other than any Single Purpose Subsidiary with respect to Debt or Derivatives Obligations solely of such Single Purpose Subsidiary), if the aggregate principal or face amount of Debt and/or payment or collateralization obligations (regardless of whether such Debt and/or payment or collateralization obligations arise in one or more related or unrelated transactions) with respect to which such failure or failures shall have occurred exceeds $5,000,000;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than the Notes) of MGM or any of its Subsidiaries or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof (other than any Single Purpose Subsidiary with respect to Debt or Derivatives Obligations solely of such Single Purpose Subsidiary), if the aggregate principal amount of Debt (regardless of whether such Debt arises in one or more related or unrelated transactions) with respect to which such events or conditions shall have occurred exceeds $5,000,000;

     (g) MGM, either Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any domestic or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against MGM, either Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any domestic or

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

foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against MGM, either Borrower or any Material Subsidiary under any domestic or foreign bankruptcy laws as now or hereafter in effect;

     (i) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of MGM or any Commonly Controlled Entity, (ii a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv notice of intent to terminate a Single Employer Plan shall be filed under Title IV of ERISA by MGM or a Commonly Controlled Entity, (v) MGM or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi any other event or condition
shall occur or exist with respect to a Plan; and in each case in clauses   (i)
through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

     (j) judgments or orders for the payment of money in excess of $10,000,000 (net of any amount (x) covered by insurance and with respect to which the relevant insurance carrier has acknowledged coverage or (y) covered by a third-party indemnity from a solvent third party financially capable of making such payments (as determined by the Required Lenders on the basis of information provided by the Borrowers) and with respect to which such third party has acknowledged a contractual obligation to make payment thereunder) shall be rendered and properly entered against MGM, either Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

     (k) any Lien created by any of the Collateral Documents in respect of a substantial portion of the Collateral shall at any time fail to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien securing the

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

obligations purported to be secured thereby, with the priority required by the Loan Documents, or any Obligor shall so assert in writing;

     (l) the Subsidiary Guaranty or the guaranty set forth in Article 9 shall at any time fail to constitute a valid and binding agreement of each Obligor party thereto, or any Obligor shall so assert in writing; or

     (m) (i) MGM shall cease to legally and beneficially own 100% of the issued and outstanding capital stock of either Borrower; or (ii) the Investors (directly or through one or more Investment Vehicles) shall fail to legally and beneficially own in the aggregate capital stock representing at least 35% of the Voting Power of the stock of MGM; or (iii) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Investors and their Investment Vehicles) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) having greater Voting Power of the capital stock of MGM than the Voting Power of the capital stock of MGM legally and beneficially owned in the aggregate by the Investors and their Investment Vehicles at such date; or (iv) Frank G. Mancuso shall either (A) cease to be chief executive officer of MGM Studios and a successor shall not have been appointed by MGM Studios which successor is of reasonably comparable stature in the entertainment industry or (B) cease to be chairman of the board of Orion and a successor shall not have been appointed by Orion which successor is of reasonably comparable stature in the entertainment industry; or (v), during any period of 12 consecutive calendar months which period begins on or after the completion of a Significant Public Offering (as defined in the Management Stock Incentive Plan), individuals who were (x) directors of MGM on the first day of such period, (y) elected to fill vacancies caused by the ordinary course resignation (including without limitation any such resignation effected by such director declining to stand for reelection), retirement, death or disability of any other director and whose nomination or election was approved by a vote of at least a majority of the directors then still in office who were directors of MGM on the first day of such period or (z) appointed or nominated for election by Frank G. Mancuso or an Investor or one of their Investment Vehicles or by a majority of the directors described in clauses (x) and (y), shall cease to constitute a majority of the board of directors of MGM; (as used herein, "VOTING POWER" means, with respect to any outstanding capital stock of MGM, the power (expressed as a percentage) represented by such capital stock of the aggregate voting power of all outstanding shares of any class of capital stock of MGM having ordinary voting power, including the power to vote for election of the members of the board of directors of MGM (or, if any class thereof has power to designate members of the board of directors of MGM or any special committee thereof, the power to so designate); and "INVESTMENT VEHICLES" shall mean, with respect to either Investor, any Subsidiary of such Investor not less than 95% of each class of capital stock of which is owned by such Investor, directly or through one or more other Investment Vehicles);

then, and in every such event, the Agent shall (i) if requested by Lenders having more than 50% in aggregate amount of the Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding more than 50% of the sum of (x) the aggregate principal amount of the Loans then outstanding and (y) the Letter of Credit Liabilities then outstanding, by notice to the Borrowers declare the Loans and the Letter of Credit Liabilities (in each case together with accrued interest thereon) to be, and the Loans and the Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to either Borrower, without any notice to either Borrower or any other act by the Agents or the Lenders, the Commitments shall thereupon terminate and the Loans and the Letter of Credit Liabilities ( in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     Section 6.02. Notice of Default. The Agent shall give notice to the Borrowers under Section 6.01(c) promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

     Section 6.03. Cash Cover. Each Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon the instruction of the Lenders having more than 50% in aggregate amount of the Revolving Exposure, pay to the Agent an amount in immediately available funds (which funds shall be held as collateral and applied pursuant to the Security Agreement) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to either Borrower, such Borrower shall pay such amount forthwith without any notice or demand or any other act by the Agents or the Lenders.

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

                                   ARTICLE 7

                                  The Agents

     Section 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to enter into and act as its agent in connection with the Collateral Documents and to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agents and Affiliates. Each of Morgan Guaranty Trust Company of New York and Bank of America National Trust and Savings Association shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent or the Syndication Agent, as the case may be, and each of Morgan Guaranty Trust Company of New York and its affiliates and Bank of America National Trust and Savings Association and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or affiliate of either Borrower as if it were not the Agent or the Syndication Agent, as the case may be.

     Section 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Agents may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agents. Neither the Agents nor any of their respective affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders (or, when expressly required hereby, such different number of Lenders required to consent to or to request such action or inaction) or (b) in the absence of its own gross negligence or willful misconduct. Neither the Agents nor any of their respective affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Loan Documents or any borrowing hereunder; (ii) the performance or observance of any

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

of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; (iv the validity, effectiveness or genuineness of the Loan Documents or any other instrument or writing furnished in connection herewith or (v) the existence or the value of any of the Collateral. The Agents shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by them to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in the Loan Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment (or, if the Commitments of the relevant Class shall have terminated, with the aggregate outstanding principal amount of the Loans of such Class held by such Lender) indemnify the Agents, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

     Section 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

     Section 7.08. Successor Agents. Any Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with, so long as no Default has occurred and is continuing, the consent of the Borrowers (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders,

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

appoint a successor Agent, which shall be a commercial Lender organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.09. Agents' Fees. The Borrowers shall pay to each of the Agents for its own account fees in the amounts and at the times previously agreed upon between the Borrowers and such Agent.

     Section 7.10. Arrangers. The Arrangers, in their respective capacities as such, shall have no duties or obligations under the Loan Documents and shall not have a fiduciary relationship with any Lender.



                                   ARTICLE 8

                            Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

     (a) the Agent is advised by the Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Reference Lenders in the London interbank market for such Interest Period, or

     (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrowers notify the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which

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

a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans or its obligations hereunder with respect to Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

     (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the method of calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.04. Taxes. (a) For the purposes of this Section 8.04, the following terms have the following meanings:

          "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment

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     by any Obligor pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

          "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document.

     (b) Any and all payments by any Obligor to or for the account of any Lender or any Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Obligor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii such Obligor shall make such deductions, (ii such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv such Obligor shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) Each Borrower agrees to indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or such Agent (as the case may be) makes demand therefor.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender,

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and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Agent with either (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii if such Lender is not a "BANK" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit L and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 or any successor form prescribed by the Internal Revenue Service) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest and fees (if applicable) made under this Agreement and under any Note.

     (e) For any period with respect to which a Lender has failed to provide the Borrowers or the Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States. In addition, for any period with respect to which a Lender described in clause (ii) of
Section 8.04(d) has delivered Internal Revenue Service Form W-8 (or any successor form prescribed by the Internal Revenue Service) pursuant to such Section but such form does not establish a complete exemption from deduction of withholding or similar taxes imposed by the United States, such Lender shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States with respect to payments made under this Agreement or any Note (other than with respect to any such payments constituting payments of interest). If a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take, at the cost of such Lender, such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If any Obligor is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender,

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

such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii is not otherwise disadvantageous to such Lender.

     Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of any Lender to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (b) any Lender has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrowers shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (i) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

     (ii) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

     Section 8.06. Substitution of Lender. If (a) the obligation of any Lender to make or convert Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (b) any Lender has demanded compensation under Section 8.03 or 8.04, the Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) to purchase the Notes and assume the outstanding Loans, the Commitment (if any) and the Letter of Credit Liabilities (if any) of such Lender. Each such Lender agrees to assign all of its outstanding Loans, its Commitment (if any), its Notes and its Letter of Credit Liabilities (if any) to any such substitute lender, without recourse or warranty other than title and outstanding amount; provided that such substitute lender shall have paid to such Lender in immediately available funds the principal of and accrued interest to the date of such payment on its outstanding Loans and Letter of Credit Liabilities (if any) and all fees owed to it hereunder.

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                                   ARTICLE 9

                                   Guaranty

     Section 9.01. The Guaranty. Each Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by the other Borrower under this Agreement and any other Loan Document and all Hedging Obligations. Upon failure by such other Borrower to pay punctually any such amount, each Borrower agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement, the other relevant Loan Document or the document with respect to any Hedging Obligations (which shall be included in the definition of "Loan Documents" for purposes of Section 9.02 hereof), as the case may be.

     Section 9.02. Guaranty Unconditional. The obligations of each Borrower under this Article shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the other Borrower, any other Obligor or any other Person under any Loan Document, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement, any Note or any other Loan Document;

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the other Borrower, any other Obligor or any other Person under any Loan Document;

     (d) any change in the corporate existence, structure or ownership of the other Borrower, any other Obligor or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower, any other Obligor or any other Person or any of their assets or any resulting release or discharge of any obligation of the other Borrower, any other Obligor or any other Person contained in any Loan Document;

     (e) the existence of any claim, set-off or other rights which such Borrower may have at any time against the other Borrower, any other Obligor, any Agent, any Lender or any other Person, whether in connection herewith or

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

any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against the other Borrower, any other Obligor or any other Person for any reason of this Agreement, any Note or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower, any other Obligor or any other Person of the principal of or interest on any Note or any other amount payable by the other Borrower under any Loan Document; or

     (g) any other act or omission to act or delay of any kind by the other Borrower, any other Obligor, any Agent, any other Party to any Loan Document, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to either Borrower's obligations under this Article.

     Section 9.03. Discharge Only upon Payment in Full; Reinstatement In Certain Circumstances. Each Borrower's obligations under this Article shall remain in full force and effect so long as any Lender shall have any Commitment or any outstanding Letter of Credit under this Agreement or any principal of or interest on any Loan or any Note or any reimbursement obligation with respect to any Letter of Credit issued pursuant to this Agreement or any other amount payable under this Agreement or any other Loan Document or any Hedging Obligations shall remain unpaid. If at any time any payment of any amount payable by the other Borrower under this Agreement, any other Loan Document or any document in respect of Hedging Obligations is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the other Borrower or otherwise, each Borrower's obligations under this Article with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 9.04. Waiver by the Borrowers. Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against the other Borrower or any other Person.

     Section 9.05. Subrogation. Upon making any payment with respect to the other Borrower under this Article, each Borrower shall be subrogated to the rights of the payee against such other Borrower with respect to such payment; provided that the Borrower making such payment pursuant to this Article shall not enforce any payment by way of subrogation, or by reason of contribution against

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

any other guarantor of such other Borrower's obligations guaranteed under this Article, until (x) all amounts of principal of and interest on the Loans, (y) all reimbursement obligations with respect to any Letter of Credit and all interest thereon and (y) all other amounts payable by such other Borrower under this Agreement and any other Loan Documents and (z) all Hedging Obligations have been paid in full, all outstanding Letters of Credit have been canceled or expired and the Commitments of each Lender have been terminated.

     Section 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by either Borrower under this Agreement or any other Loan Document or of any Hedging Obligation is stayed by reason of the insolvency or receivership of such Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement, any other Loan Document or document in respect of Hedging Obligations shall nonetheless be payable by the other Borrower under this Article forthwith on demand by the Agent made at the request of the Required Lenders.

     Section 9.07. Limitation on the Obligations. The obligations of each Borrower solely as a "guarantor" of the obligations of the other Borrower under this Article shall be limited to an aggregate amount that is equal to the largest amount that would not render such obligations of such Borrower under this Article subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.



                                  ARTICLE 10

                                 Miscellaneous

     Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission (with a copy by Unites States mail) or similar writing) and shall be given to such party: (a) in the case of either Borrower or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Guarantor, in care of MGM Studios, (c) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by

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

mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv if given by any other means, when delivered at the address specified in this Section; provided that notices to any Agent under Article 2 or Article 8 shall not be effective until received.

     Section 10.02. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.03. Expenses; Indemnification. (a) The Borrowers shall pay (i) all out-of-pocket expenses of each Agent and each Arranger, including reasonable fees and disbursements of each special counsel for the Agents, in connection with the preparation and administration of the Loan Documents, any waiver or consent thereunder, any Tranche C Request with respect thereto or any amendment thereof or any Default or alleged Default thereunder, (ii) the reasonable fees and expenses of consultants and other experts retained by any Agent or the Required Lenders with the consent of the Borrowers (which consent shall not be unreasonably withheld); provided that, if such consultants or other experts shall have been retained in connection with any Default under the Loan Documents, no such consent shall be required and (ii if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Lender, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) Each Borrower agrees to indemnify each Agent and each Lender, their respective affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

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

     Section 10.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note and any Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to any Note and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest then due with respect to the Notes and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

     Section 10.05. Amendments and Waivers; Release of Guarantors or Collateral. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Borrower and the Required Lenders (and, if the rights or duties of any Agent or any L/C Issuer are affected thereby, by such Agent or such L/C Issuer, as relevant); provided that no such amendment or waiver shall:

     (a) unless signed by all the Lenders with a Commitment of any Class, increase or decrease the Commitments of such Class (except for a ratable decrease in all the Commitments of such Class), subject any such Lender to any additional obligation, or postpone the date fixed for the scheduled termination of any Commitment of such Class;

     (b) unless signed by all Lenders holding Loans of any Class, reduce the principal of or rate of interest on any Loans of, or fees with respect to, such Class, postpone the date fixed for any scheduled payment of such fees or the principal of or interest on any such Loans, or decrease the aggregate amount by which such Loans are required to be repaid on any date scheduled pursuant to
Section 2.04 or postpone any date for such repayment;

     (c) unless signed by all Revolving Lenders, reduce the amount to be reimbursed in respect of any Letter of Credit or of any interest with respect to any

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

Letter of Credit Liabilities or any fees payable by reference to the Letters of Credit hereunder, postpone the date fixed for any payment of the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees payable by reference to the Letters of Credit hereunder or (except as expressly provided in Section 2.14) expiry date of any Letter of Credit;

     (d) unless signed by the Swing Lender and each other Lender affected thereby, increase the Swing Loan Commitment, postpone the date fixed for the termination of the Swing Loan Commitment or otherwise affect any of its rights or obligations hereunder;

     (e) unless signed by all the Lenders, (i) except as provided in Section 2.01(i) hereof, add any new tranche or class of commitments or loans under this Agreement or (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

Any provision of the Loan Documents (other than this Agreement and the Notes) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the relevant Obligor and the Agents with the consent of the Required Lenders; provided that no such amendment or waiver shall, unless signed by all the Lenders, effect or permit (i) a release of all or substantially all of the Collateral or, except as provided in Section 2.01(i) hereof, provide for the sharing of such Collateral with additional obligations, (ii a release of all or substantially all of the Guarantors from their obligations under the Subsidiary Guaranty or (ii a release of any Investor (as defined in Section 6.01(b)) or MGM from its respective obligations under the Capital Call Agreement. Notwithstanding the foregoing, Collateral shall be released from the Lien of the Collateral Documents from time to time as necessary to effect any sale or pledge of assets permitted by the Loan Documents, and the Agent shall execute and deliver all release documents reasonably requested to evidence such release.

     Section 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or otherwise transfer any of its rights under this Agreement and the other Loan Documents without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more Lenders or other institutions (other than a Competitor) (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans or Letter of Credit Liabilities. In the event of any such grant by a Lender of a participating interest to
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

a Participant, whether or not upon notice to the Borrowers and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (a),
(b), (c), or (d) of, or in the proviso in the penultimate sentence of, Section
10.05 without the consent of the Participant. Each Borrower agrees that, without duplication of amounts payable to the relevant Lender, each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may at any time assign to one or more Lenders or other institutions (including any fund that regularly engages in making, purchasing or investing in loans) (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes with respect to its Commitment of any Class or its outstanding Loans of any Class or its letter of Credit Liabilities, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of each Borrower, which shall not be unreasonably withheld, the Agent and, solely with respect to any assignment of the Revolving Commitments, Revolving Loans or Letter of Credit Liabilities, the L/C Issuers and the Swing Lender; provided that (i) if an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required, (ii) if such transferor Lender pursuant to such assignment assigns to an Assignee a part (but not all) of its Commitment or Loans of any Class or its Letter of Credit Liabilities, then the sum of (x) the aggregate amount of the Commitments of all Classes (if any), (y) the aggregate outstanding principal amount of the Loans of all Classes (if any) and (z) the aggregate Letter of Credit Liabilities (if any) held by such Assignee immediately after giving effect to such assignment and retained by the transferor Lender immediately after giving effect to such assignment shall each be at least $5,000,000 and (iii) no Lender shall enter into any assignment with a Competitor. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and

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

such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.06 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not purport to regulate assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. No such assignment shall release the transferor Lender from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (x) with each Borrower's prior written consent or (y) by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or (z) at a time when the circumstances giving rise to such greater payment did not exist.

     (f) For purposes of this Section 10.06, "COMPETITOR" means any Person whose primary line of business is the entertainment industry (any such Person, an "ENTERTAINMENT PERSON"), or any Person controlled by, or under common control with, any Entertainment Person.

     (g) Each Borrower hereby designates the Agent to serve as such Borrower's agent, solely for purposes of this subsection 10.06(g), to maintain a register (the "REGISTER") on which the Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to retain a copy of each Assignment and Assumption Agreement delivered to the Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect either Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person in whose name a Loan and the Notes evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 10.06, otherwise complies with Section 10.06(g), and prior to such recordation all amounts owing to the transferor Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferor Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement. The Register shall be available at the offices where kept by the Agent for inspection by the Borrowers and any Lender at any reasonable time upon reasonable prior notice to the Agent. The Borrowers may not replace any Lender pursuant to Section 8.06, unless, with respect to any Notes held by such Lender, the requirements of subsection 10.06(c) have been satisfied.

     Section 10.07. Collateral. Each of the Lenders represents to each Agent and each of the other Lenders that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 10.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 10.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 10.10. Waiver of Jury Trial. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.11. Confidentiality. Each Agent and each Lender agrees to keep any information delivered or made available by any Obligor pursuant to the Loan Documents confidential from anyone other than persons employed or retained by such Lender who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Agent or any Lender from disclosing such information
(a) to any other Lender or to any other Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Lender prohibited by this Agreement, (f) in connection with any litigation to which any Agent, any Lender or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder,
(h) to such Lender's or such Agent's legal counsel and independent auditors and
(i) subject to provisions substantially similar to those contained in this Section, to either (A) any actual or proposed Participant or Assignee or (B) any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            METRO-GOLDWYN-MAYER
                                             STUDIOS INC.


                                            By:_________________________________
                                               Name:
                                               Title:
                                               Address:   2500 Broadway Street
                                                          Santa Monica, CA 90404
                                               Telex:     310-449-3601
                                               Facsimile: 310-449-3090



                                            ORION PICTURES CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:
                                               Address:   2500 Broadway Street
                                                          Santa Monica, CA 90404
                                               Telex:     310-449-3601
                                               Facsimile: 310-449-3090



                                            MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK


                                            By:_________________________________
                                               Name:
                                               Title:

                                            BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS
                                             ASSOCIATION



                                            By:_________________________________
                                               Name:
                                               Title:


                                            CO-DOCUMENTATION AGENTS
                                            -----------------------

                                            THE CHASE MANHATTAN BANK



                                            By:_________________________________
                                               Name:
                                               Title:


                                            SOCIETE GENERALE



                                            By:_________________________________
                                               Name:
                                               Title:

                                            SENIOR MANAGING AGENTS
                                            ----------------------

                                            THE BANK OF NOVA SCOTIA



                                            By:_________________________________
                                               Name:
                                               Title:



                                            VAN KAMPEN AMERICAN CAPITAL
                                             PRIME RATE INCOME TRUST


                                            By:_________________________________
                                               Name:
                                               Title:



                                            MANAGING AGENTS
                                            ---------------

                                            FLEET NATIONAL BANK



                                            By:_________________________________
                                               Name:
                                               Title:



                                            ING BANK N.V.



                                            By:_________________________________
                                               Name:
                                               Title:

                                            ING HIGH INCOME PRINCIPAL
                                              PRESERVATION OFFERING, L.P.

                                            By ING Capital Advisors, Inc., as
                                              Investment Advisor



                                            By:_________________________________
                                               Name:
                                               Title:



                                            KZH-ING-1 CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:



                                            KZH-ING-2 CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:



                                            CIBC INC.



                                            By:_________________________________
                                               Name:
                                               Title:

                                            KZH HOLDING CORPORATION III



                                            By:_________________________________
                                               Name:
                                               Title:



                                            CO-AGENTS
                                            ---------

                                            MERRILL LYNCH SENIOR FLOATING
                                             RATE FUND, INC.



                                            By:_________________________________
                                               Name:
                                               Title:



                                            SENIOR HIGH INCOME PORTFOLIO, INC.



                                            By:_________________________________
                                               Name:
                                               Title:



                                            DEBT STRATEGIES FUND, INC.



                                            By:_________________________________
                                               Name:
                                               Title:

                                            THE BANK OF NEW YORK



                                            By:_________________________________
                                               Name:
                                               Title:



                                            BANK OF SCOTLAND



                                            By:_________________________________
                                               Name:
                                               Title:



                                            THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED, LOS ANGELES AGENCY



                                            By:_________________________________
                                               Name:
                                               Title:



                                            THE LONG-TERM CREDIT BANK OF
                                             JAPAN, LTD., LOS ANGELES
                                             AGENCY



                                            By:_________________________________
                                               Name:
                                               Title:

                                            UNION BANK OF CALIFORNIA



                                            By:_________________________________
                                               Name:
                                               Title:



                                            PARTICIPANTS
                                            ------------

                                            GENERAL ELECTRIC CAPITAL
                                              CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:



                                            MORGAN STANLEY SENIOR
                                              FUNDING, INC.



                                            By:_________________________________
                                               Name:
                                               Title:



                                            For ARAB BANKING CORPORATION
                                             NEW YORK BRANCH



                                            By:_________________________________
                                               Name:
                                               Title:

                                            BANK OF HAWAII


                                            By:_________________________________
                                               Name:
                                               Title:



                                            PARAMOUNT COMPANY

                                            By Pilgrim America Investments,
                                              Inc., as its Investment Manager



                                            By:_________________________________
                                               Name:
                                               Title:



                                            PILGRIM AMERICA PRIME RATE
                                              TRUST



                                            By:_________________________________
                                               Name:
                                               Title:



                                            SANWA BUSINESS CREDIT
                                             CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:

                                            BDC FINANCE LLC



                                            By:_________________________________
                                               Name:
                                               Title:



                                            GULF INTERNATIONAL BANK B.S.C.



                                            By:_________________________________
                                               Name:
                                               Title:



                                            MASSACHUSETTS MUTUAL LIFE
                                             INSURANCE COMPANY



                                            By:_________________________________
                                               Name:
                                               Title:

                                            BANQUE WORMS CAPITAL
                                             CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:


                                            By:_________________________________
                                               Name:
                                               Title:



                                            CITY NATIONAL BANK, a National
                                             Banking Association



                                            By:_________________________________
                                               Name:
                                               Title:


                                            FIRST HAWAIIAN BANK



                                            By:_________________________________
                                               Name:
                                               Title:

                                       INDOSUEZ CAPITAL FUNDING III,
                                        LIMITED

                                       By Indosuez Capital, as Portfolio Advisor



                                       By:______________________________________
                                          Name:
                                          Title:



                                       MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



                                       By:______________________________________
                                          Name:
                                          Title:

                                       BANKERS LIFE AND CASUALTY
                                        INSURANCE COMPANY


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       CITIBANK, N.A.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       CONTINENTAL ASSURANCE COMPANY
                                        SEPARATE ACCOUNT (E)

                                       By TCW Asset Management Company, as
                                          its Attorney-in-Fact


                                       By:____________________________________
                                          Name:
                                          Title:

                                       By:____________________________________
                                          Name:
                                          Title:


                                       PACIFIC LIFE INSURANCE COMPANY

                                       By:____________________________________
                                          Name:
                                          Title:

                                       PFL LIFE INSURANCE COMPANY



                                       By:______________________________________
                                          Name:
                                          Title:



                                       PRIME INCOME TRUST



                                     By:________________________________________
                                        Name:
                                        Title:



                                       THOROUGHBRED LIMITED PARTNERSHIP I

                                       By Appaloosa Management, L.P., its
                                         General Partner

                                       By Appaloosa Partners Inc., its General
                                         Partner



                                       By:______________________________________
                                          Name:
                                          Title:

                                       MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK, as Agent


                                       By:______________________________________
                                          Name:
                                          Title:
                                          Address:  60 Wall Street
                                                    New York, NY 10260-0060
                                         Attention:
                                         Facsimile number: 212-648-5348



                                       BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS
                                         ASSOCIATION, as Syndication Agent


                                       By:______________________________________
                                          Name:
                                          Title:
                                          Address:
                                          Attention:
                                          Facsimile number:

                               PRICING SCHEDULE

                                As used herein:

     "BASE RATE MARGIN" means, for any Loan and for any day, (i) if such day is on or prior to the Qualifying Equity Issuance Date (if any), the rate per annum set forth in Grid I below in the applicable row corresponding to the Type of such Loan and under the column corresponding to the Status that exists on such day and (ii) for any day after the Qualifying Equity Issuance Date, the rate per annum set forth in Grid II below in the applicable row corresponding to the Type of such Loan and under the column corresponding to the Status that exists on such day.

     "EURO-DOLLAR MARGIN" means, for any Loan and for any day, (i) if such day is on or prior to the Qualifying Equity Issuance Date (if any), the rate per annum set forth in Grid I below in the applicable row corresponding to the Type of such Loan and under the column corresponding to the Status that exists on such day and (ii) for any day after the Qualifying Equity Issuance Date, the rate per annum set forth in Grid II below in the applicable row corresponding to the Type of such Loan and under the column corresponding to the Status that exists on such day.

     "COMMITMENT FEE RATE" means for any day (i) if such day is on or prior to the Qualifying Equity Issuance Date (if any), the rate per annum set forth in Grid I below in the applicable row under the column corresponding to the Status that exists on such day and (ii) if such day is after the Qualifying Equity Issuance Date, the rate per annum set forth in Grid II below in the applicable row under the column corresponding to the Status that exists on such day.

     "LETTER OF CREDIT FEE RATE" means for any day (i) if such day is on or prior to the Qualifying Equity Issuance Date (if any), the rate per annum set forth in Grid I below in the applicable row under the column corresponding to the Status that exists on such day and (ii) if such day is after the Qualifying Equity Issuance Date, the rate per annum set forth in Grid II below in the applicable row under the column corresponding to the Status that exists on such day.

                                   * * * * *

     "APPLICABLE LEVERAGE RATIO" means, at any date, the Leverage Ratio on the last day of the Fiscal Quarter ended most recently prior to such date and for which Fiscal Quarter the Borrowers have delivered the financial statements required to be delivered by them pursuant to Sections 5.01(a) or (b), as the case may be; provided that if either Borrower shall fail to timely deliver any financial statements required to be delivered by it pursuant to Sections 5.01(a) or (b), as the case may be, with respect to any Fiscal Quarter, the Applicable Leverage Ratio for each day from and including the day on which such Borrower is required to deliver such financial statements to but excluding the day on which such Borrower delivers such financial statements shall be deemed to be 6 to 1.

    "LEVEL I STATUS" exists at any date if, at such date, the Applicable Leverage Ratio is less than 3 to 1.

    "LEVEL II STATUS" exists at any date if, at such date (i) the Applicable Leverage Ratio is less than 4 to 1 and (ii) Level I Status does not exist.

    "LEVEL III STATUS" exists at any date if, at such date, (i) the Applicable Leverage Ratio is less than 5 to 1 and (ii) neither Level I Status nor Level II Status exists.

    "LEVEL IV STATUS" exists (a) at any date on or prior to September 30, 1998 if, at such date, none of Level I Status, Level II Status or Level III Status exists and (b) at any date thereafter if, at such date, (i) the Applicable Leverage Ratio is less than 6 to 1 and (ii) none of Level I Status, Level II Status and Level III Status exists.

    "LEVEL V STATUS" exists at any date if, at such date, no other Status exists.

    "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

                                    GRID I

=============================================================================================
           STATUS                     LEVEL I    LEVEL II    LEVEL III    LEVEL IV    LEVEL V
=============================================================================================
Base Rate Margin
  Tranche A Loans.................    0.750%      1.000%       1.250%     1.500%     1.750%
  Tranche B Loans.................    1.500%      1.500%       1.500%     1.750%     2.000%
  Revolver Loans..................    0.750%      1.000%       1.250%     1.500%     1.750%
---------------------------------------------------------------------------------------------
Euro-Dollar Margin
  Tranche A Loans.................    1.750%      2.000%       2.250%     2.500%     2.750%
  Tranche B Loans.................    2.500%      2.500%       2.500%     2.750%     3.000%
  Revolver Loans..................    1.750%      2.000%       2.250%     2.500%     2.750%
---------------------------------------------------------------------------------------------
Commitment Fee Rate...............    0.375%      0.375%       0.500%     0.500%     0.500%
---------------------------------------------------------------------------------------------
Letter of Credit Fee Rate.........    1.750%      2.000%       2.250%     2.500%     2.750%
=============================================================================================

                                    GRID II

=======================================================================================
             STATUS            LEVEL I    LEVEL II    LEVEL III    LEVEL IV    LEVEL V
=======================================================================================
Base Rate Margin
   Tranche A Loans............ 0.500%      0.750%       1.000%      1.250%     1.500%
   Tranche B Loans............ 1.250%      1.250%       1.250%      1.500%     1.750%
   Revolver Loans............. 0.500%      0.750%       1.000%      1.250%     1.500%
---------------------------------------------------------------------------------------
Euro-Dollar Margin
   Tranche A Loans............ 1.500%      1.750%       2.000%      2.250%     2.500%
   Tranche B Loans............ 2.250%      2.250%       2.250%      2.500%     2.750%
   Revolver Loans............. 1.500%      1.750%       2.000%      2.250%     2.500%
---------------------------------------------------------------------------------------
Commitment Fee Rate........... 0.375%      0.375%       0.375%      0.500%     0.500%
--------------------------------------------------------------------------------
Letter of Credit Fee Rate..... 1.500%      1.750%       2.000%      2.250%     2.500%
======================================================================================

                              COMMITMENT SCHEDULE
                              -------------------

                                                             TRANCHE A      TRANCHE B       REVOLVING
                         LENDER                              COMMITMENT     COMMITMENT      COMMITMENT       TOTAL
                         ------                              ----------     ----------      ----------       -----
Morgan Guaranty Trust Company of New York.................  $ 56,000,000     $127,500,000   $ 84,000,000    $  267,500,000

Van Kampen American Capital Prime Rate Income Trust.......    24,000,000       37,500,000     36,000,000        97,500,000

Bank of America National Trust and Savings Association....    32,000,000        7,500,000     48,000,000        87,500,000

Societe Generale..........................................    28,000,000                0     42,000,000        70,000,000

The Chase Manhattan Bank..................................    28,000,000                0     42,000,000        70,000,000

The Bank of Nova Scotia...................................    24,000,000                0     36,000,000        60,000,000

ING Bank N.V..............................................    22,000,000                0     33,000,000        55,000,000

Fleet National Bank.......................................    22,000,000                0     33,000,000        55,000,000

Union Bank of California..................................    16,000,000                0     24,000,000        40,000,000

The Long-Term Credit Bank of Japan, Ltd., Los Angeles
 Agency...................................................    16,000,000                0     24,000,000        40,000,000

Merrill Lynch Senior Floating Rate Fund, Inc..............    12,000,000       10,000,000     18,000,000        40,000,000

The Bank of New York......................................    16,000,000                0     24,000,000        40,000,000

Bank of Scotland..........................................    16,000,000                0     24,000,000        40,000,000

The Industrial Bank of Japan, Limited, Los Angeles
Agency....................................................    16,000,000                0     24,000,000        40,000,000

General Electric Capital Corporation......................    14,000,000                0     21,000,000        35,000,000

Bank of Hawaii............................................    10,000,000                0     15,000,000        25,000,000

Arab Banking Corporation, New York Branch.................    10,000,000                0     15,000,000        25,000,000

Sanwa Business Credit Corporation.........................    10,000,000                0     15,000,000        25,000,000

KZH Holding Corporation III...............................     2,000,000       12,500,000      3,000,000        17,500,000

CIBC Inc..................................................             0       15,000,000              0        15,000,000

Gulf International Bank B.S.C.............................     6,000,000                0      9,000,000        15,000,000

Massachusetts Mutual Life Insurance Company...............             0       15,000,000              0        15,000,000

ING High Income Principal Preservation Offering, L.P......             0       10,000,000              0        10,000,000

KZH-ING-1 Corporation.....................................     4,000,000                0      6,000,000        10,000,000

Pilgrim America Prime Rate Trust..........................             0       10,000,000              0        10,000,000

Indosuez Capital Funding III, Limited.....................             0       10,000,000              0        10,000,000

                                                             TRANCHE A      TRANCHE B       REVOLVING
                         LENDER                              COMMITMENT     COMMITMENT      COMMITMENT       TOTAL
                         ------                              ----------     ----------      ----------       -----
Banque Worms Capital Corporation..........................     4,000,000                0      6,000,000        10,000,000

City National Bank........................................     4,000,000                0      6,000,000        10,000,000

First Hawaiian Bank.......................................     4,000,000                0      6,000,000        10,000,000

Continental Assurance Company, Separate Account (E).......             0        7,500,000              0         7,500,000

PFL Life Insurance Company................................             0        7,500,000              0         7,500,000

Bankers Life and Casualty Insurance Company...............             0        7,500,000              0         7,500,000

Citibank, N.A.............................................             0        7,500,000              0         7,500,000

Pacific Life Insurance Company............................             0        7,500,000              0         7,500,000

Prime Income Trust........................................             0        7,500,000              0         7,500,000

Senior High Income Portfolio, Inc.........................     2,000,000                0      3,000,000         5,000,000

Debt Strategies Fund, Inc.................................     2,000,000                0      3,000,000         5,000,000

   TOTAL..................................................  $400,000,000     $300,000,000   $600,000,000    $1,300,000,000
                                                            ============     ============   ============    ==============

                                                                       EXHIBIT A


                                     NOTE

                                                      New York, New York
                                                      October __, 1997


     For value received, [Metro-Goldwyn-Mayer Studios Inc. (formerly known as Metro-Goldwyn-Mayer Inc.)][Orion Pictures Corporation], a Delaware corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Lender, the respective Types and Classes thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of October 15, 1997 among the Borrower, [Metro-Goldwyn-Mayer Studios Inc. ("MGM STUDIOS")][Orion Pictures Corporation ("ORION")], the lenders listed on the signature pages thereof, the L/C Issuers named therein, Morgan Guaranty Trust Company of New York, as Agent and Bank of America National Trust and Savings Association, as Syndication Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof and the basis upon which this note is secured. Payment of principal and interest on this note is unconditionally guaranteed by each of (i) [MGM Studios][Orion], pursuant to the Credit Agreement, and (ii) the Guarantors, pursuant to the Subsidiary Guaranty.

     This note shall be governed by and construed in accordance with the laws of the State of New York.

                                            [METRO-GOLDWYN-MAYER STUDIOS
                                             INC.]
                                            [ORION PICTURES CORPORATION]

                                            By:_________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT I


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _______ __, ____ among (NAME OF ASSIGNOR) (the "ASSIGNOR"), (NAME OF ASSIGNEE) (the "ASSIGNEE"), METRO-GOLDWYN-MAYER STUDIOS INC. ("MGM STUDIOS"), ORION PICTURES CORPORATION ("ORION", and together with MGM Studios, the "BORROWERS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Amended and Restated Credit Agreement dated as of October 15, 1997 among the Borrowers, the Assignor and the other Lenders party thereto, as Lenders, the L/C Issuers party thereto, the Agent and Bank of America National Trust and Savings Association, as Syndication Agent (as amended from time to time, the "CREDIT AGREEMENT");

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Tranche A Commitment to make Tranche A Loans to the Borrowers in an aggregate principal amount outstanding not to exceed $__________;]

     [WHEREAS, Tranche A Loans under the Credit Agreement made by the Assignor to (i) MGM Studios in the aggregate principal amount of $__________ are outstanding at the date hereof and (ii) Orion in the aggregate principal amount of $__________ are outstanding at the date hereof;]

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Tranche B Commitment to make Tranche B Loans to the Borrowers in an aggregate principal amount outstanding not to exceed $__________;]

     [WHEREAS, Tranche B Loans under the Credit Agreement made by the Assignor to (i) MGM Studios in the aggregate principal amount of $__________ are outstanding at the date hereof and (ii) Orion in the aggregate principal amount of $__________ are outstanding at the date hereof;]

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Revolving Commitment to make Revolving Loans to the Borrowers and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;]

     [WHEREAS, Revolving Loans under the Credit Agreement made by the Assignor to (i) MGM Studios in the aggregate principal amount of $__________ are outstanding at the date hereof and (ii) Orion in the aggregate principal amount of $__________ are outstanding at the date hereof;]

     [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof;]

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a Swing Commitment to make Swing Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________;]

     [WHEREAS, Swing Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;] and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its [Tranche A] [Tranche B] [Revolving] [Swing] Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), [together with a corresponding portion of its outstanding [Tranche A] [Tranche B] [Revolving] [Swing] Loans [and Letter of Credit Liabilities], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     Section 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Tranche A] [Tranche B] [Revolving] [Swing] Loans made by, [and Letter of Credit Liabilities of,] the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrowers, the L/C Issuers and the Agent and the payment of the amounts specified in Section 3
                                                                              -
required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit

Agreement with a [Tranche A] [Tranche B] [Revolving] [Swing] Commitment in an amount equal to the Assigned Amount, and (ii) the [Tranche A] [Tranche B] [Revolving] [Swing] Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     Section 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them./1/ It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     Section 4. Consent of the Borrowers, the L/C Issuers and the Agent. This Agreement is conditioned upon the consent of the Borrowers, the L/C Issuers and the Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrowers, the L/C Issuers and the Agent is evidence of this consent. Pursuant to Section 10.06(c), each Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     Section 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Obligor, or the validity and enforceability of the obligations of any Obligor in respect of the Credit Agreement or any Note or any other Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Obligors.

------------------
   /1/   Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused t his Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            (NAME OF ASSIGNOR)


                                            By:_________________________________
                                               Name:
                                               Title:



                                            (NAME OF ASSIGNEE)


                                            By:_________________________________
                                               Name:
                                               Title:



                                            METRO-GOLDWYN-MAYER STUDIOS
                                            INC.


                                            By:_________________________________
                                               Name:
                                               Title:



                                            ORION PICTURES CORPORATION


                                            By:_________________________________
                                               Name:
                                               Title:

                                            MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK, as Agent


                                            By:_________________________________
                                               Name:
                                               Title:



                                            (NAME OF L/C ISSUER)


                                            By:_________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT K

                              EXTENSION AGREEMENT

Metro-Goldwyn-Mayer Studios Inc.
2500 Broadway Street
Santa Monica, CA 90404

Orion Pictures Corporation
2500 Broadway Street
Santa Monica, CA 90404

Morgan Guaranty Trust Company
   of New York, as Agent
   under the Credit Agreement
   referred to below
60 Wall Street
New York, NY 10260

Gentlemen:

     The undersigned hereby agree to extend, effective [Extension Date], the Revolver Maturity Date [and the Swing Termination Date]/1/ under the Amended and Restated Credit Agreement dated as of October 15, 1997 among Metro-Goldwyn-Mayer Studios Inc., Orion Pictures Corporation, the Lenders listed therein, the L/C Issuers named therein, Morgan Guaranty Trust Company of New York, as Agent and Bank of America National Trust and Savings Association, as Syndication Agent (the "CREDIT AGREEMENT") for one year to [date to which the Revolver Maturity Date [and the Swing Termination Date]/2/ are extended]. Terms defined in the Credit Agreement are used herein as therein defined.

     This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

-------------------
/1/ To be included only for Swing Lenders who are extending the Swing Termination Date.

/2/ To be included only for Swing Lenders who are extending the Swing Termination Date.

                                            [NAME OF BANK]


                                            By:_________________________________
                                               Name:
                                               Title:


Agreed and accepted:

METRO-GOLDWYN-MAYER
 STUDIOS INC.


By:_______________________________
   Name:
   Title:


ORION PICTURES CORPORATION


By:_______________________________
   Name:
   Title:

MORGAN GUARANTY TRUST
 COMPANY OF NEW YORK, as
 Agent


By:_______________________________
   Name:
   Title:

BANK OF AMERICA NATIONAL
 TRUST AND SAVINGS
 ASSOCIATION, as Syndication
 Agent


By:_______________________________
   Name:

                                                                       EXHIBIT L


                          SECTION 8.04(d) CERTIFICATE

     Reference is made to the Amended and Restated Credit Agreement dated as of October 15, 1997 among Metro-Goldwyn-Mayer Studios Inc. (together with its successors, "MGM STUDIOS"), Orion Pictures Corporation (together with its successors, "ORION" and Orion together with MGM Studios, the "BORROWERS"), the Lenders listed therein, the L/C Issuers named therein, Morgan Guaranty Trust Company of New York, as Agent and Bank of America National Trust and Savings Association, as Syndication Agent (as amended, the "CREDIT AGREEMENT"). Pursuant to the provisions of Section 8.04(d) of the Credit Agreement, the undersigned hereby certifies that (a) it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision, (b) it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code, or any successor provision) of either Borrower and (c) it is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code, or any successor provision).

                                  [NAME OF LENDER]


                                  By:________________________________
                                     Name:
                                     Title:

                                      L-1